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                                                              THIS AGREEMENT FOR
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                                                                 AND PROPRIETARY



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                              AGREEMENT FOR LEASE

                                    between

                     Virtual Funding, Limited Partnership

                                      and

                      Silicon Graphics Real Estate, Inc.

                        Dated as of November 18, 1993



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          THIS AGREEMENT HAS BEEN ASSIGNED AS SECURITY
          FOR INDEBTEDNESS OF THE OWNER.  SEE SECTION 17.

This Agreement has been manually executed in 8 counterparts, numbered consecutively from 1 through 8, of which this is No. ____. To the extent, if any, that this Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Agreement may be created or perfected through the transfer or possession of any counterpart other than the original counterpart which shall be the counterpart identified as counterpart No. 1.

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                                                              THIS AGREEMENT FOR
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                                                                 AND PROPRIETARY

                              AGREEMENT FOR LEASE

           Agreement for Lease dated as of November 18, 1993 (as the same may be amended, restated, modified or supplemented from time to time, this "Agreement"), between Virtual Funding, Limited Partnership, a Delaware limited partnership ("Owner") and Silicon Graphics Real Estate, Inc., a Delaware corporation ("Agent").

           WHEREAS, Owner may from time to time acquire either (i) a fee interest or (ii) a leasehold interest pursuant to a Ground Lease (hereinafter defined) in certain Unit Premises (hereinafter defined); and

           WHEREAS, Agent is an Affiliate (hereinafter defined) of the Guarantor (hereinafter defined); and

           WHEREAS, on or about the date of this Agreement Owner and Agent propose to enter into a Lease (hereinafter defined), providing for the lease or sublease by Agent of certain Unit Improvements (hereinafter defined) which will be constructed and furnished on such Unit Premises pursuant to the terms of this Agreement; and

           WHEREAS, Owner desires to appoint Agent to act as agent for Owner in connection with the selection of Owner's fee and/or leasehold interests in Unit Premises from time to time, and with the construction of Unit Improvements and the installation of Unit FF&E thereon, if any, and in connection with all matters related to such construction, and Agent wishes to accept such appointment.

           NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Agent hereby agree as follows:

1.          DEFINITIONS

1               DEFINED TERMS.  For the purposes of this Agreement each of the following terms shall have the meaning specified with respect thereto:

           ACCRUED DEFAULT OBLIGATIONS: Defined pursuant to subsection 11.2 hereof.

           ACQUISITION CERTIFICATE: The written certification of Agent to be delivered to Owner in connection with the making of the Initial Advance hereunder, which contains the information and representations of Agent as required by Section 4 of this Agreement, and which is substantially in the form of Exhibit C hereto.

           AFFILIATE:  Defined pursuant to subsection 1.2 hereof.

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                                                              THIS AGREEMENT FOR
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           AFL UNIT LEASING RECORD:  An instrument, substantially in the form of Exhibit B hereto, evidencing the sublease of a Unit under the Lease, which Unit is subject to a Ground Lease, or an instrument evidencing the lease of a Unit under the Lease.

           AGREEMENT: This Agreement for Lease, as the same may be amended, restated, modified or supplemented from time to time.

           ASSIGNEE:  Defined pursuant to subsection 1.2 hereof.

           ASSIGNMENT AND ASSUMPTION AGREEMENT: An agreement in the form attached as Exhibit D to the Lease.

           AVAILABLE COMMITMENT: At a particular time, an amount equal to the excess of (a) the sum of (i) the aggregate commitment to lend under a Credit Agreement or Credit Agreements and (ii) Owner's existing equity capital and additional equity capital contributions which are in Owner's sole judgment then available to Owner over (b) the sum of (i) the aggregate amount of all advances theretofore made pursuant to Section 3 hereof with respect to Units subject to this Agreement at such time, (ii) Financing Costs theretofore incurred by Owner and not reimbursed by Agent with respect to Units subject to this Agreement at such time, (iii) the aggregate Adjusted Acquisition Cost (as defined in the Lease) of all Property and Equipment (as said terms are defined in the Lease) leased under the Lease at such time and (iv) if Owner is financing any portion of its debt capitalization with Commercial Paper, such amount as Owner and Agent may agree to from time to time. For purposes of this definition of Available Commitment, when a Unit is made subject to the Lease pursuant to the terms of subsection 2.3 hereof, such Unit shall cease to be "subject to this Agreement".

           BUSINESS DAY:  Defined pursuant to subsection 1.2 hereof.

           CERTIFICATE OF INCREASED COST: The certificate delivered by Agent to Owner pursuant to Section 7 hereof in connection with a request for a Completion Advance, and which is substantially in the form of Exhibit F hereto.

           CERTIFICATE OF SUBSTANTIAL COMPLETION: The certificate or certificates delivered by Agent to Owner pursuant to Section 6 hereof in connection with a request for a Final Advance, and which is substantially in the form of Exhibit E hereto.

           COMMERCIAL PAPER:  Defined pursuant to subsection 1.2 hereof.

           COMPLETION ADVANCE: Any advance made by Owner upon satisfaction of the conditions set forth in Section 7 hereof.

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                                                              THIS AGREEMENT FOR
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                                      -3-

           CONSTRUCTION AGREEMENT: Each agreement between Agent, acting on behalf of Owner, and a General Contractor, providing for the construction of Unit Improvements, as the same may be amended, restated, modified or supplemented from time to time in accordance with this Agreement.

           CONSTRUCTION DOCUMENTS: The collective reference to the Construction Agreement(s), the Unit Plans, the Permits and all other agreements entered into by Agent with respect to constructing, equipping, furnishing and decorating the Unit.

           CONSENT:  Defined pursuant to subsection 1.2 hereof.

           CONSOLIDATED TANGIBLE NET WORTH: The total shareholder equity of Guarantor, less goodwill and any intangible assets (other than intangibles for capitalized software, prepaid royalties, patents and other intellectual property), all as determined on a consolidated basis in accordance with generally accepted accounting principles.

           CONTRACTUAL REQUIREMENTS:  Defined pursuant to subsection 1.2 hereof.

           CUSTOMARY GOVERNMENTAL ACTIONS:  As defined in subsection 8.5 hereof.

           CREDIT AGREEMENT:  Defined pursuant to subsection 1.2 hereof.

           DESIGN DEVELOPMENT DRAWINGS: Design development drawings with respect to any Unit Improvements in such detail as is sufficient to (i) establish the size, scope, character, use and nature of the proposed Unit Improvements, (ii) reasonably enable Owner and any Assignee to formulate a preliminary estimate of the fair market value of the proposed Unit Improvements and (iii) obtain required planning and zoning approvals of the proposed Unit Improvements for all applicable Governmental Authorities. Design Development Drawings shall mean with respect to the North Shoreline Unit the design development drawings approved in writing by Owner and any Assignee at the date hereof.

           DUFF & PHELPS:  Defined pursuant to subsection 1.2 hereof.

           EFFECTIVE DATE:  Defined pursuant to subsection 1.2 hereof.

           EVENT OF DEFAULT: Any of the events specified in subsection 11.1 hereof; provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           EVENT OF UNIT TERMINATION: Any of the events specified in subsection 11.3 hereof.

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                                                              THIS AGREEMENT FOR
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           FF&E SPECIFICATIONS:  The master list, if any, of furniture, fixtures and equipment which may be acquired by Agent on behalf of Owner for use in connection with the Unit Improvements (which list shall be specific with respect to the kind, quality and quantities) appended hereto as Exhibit G, as the same may be amended, modified, or supplemented from time to time with Owner's prior written consent, which consent shall not be unreasonably withheld or delayed.

           FINAL ADVANCE: Any advance made by Owner upon satisfaction of the conditions of Section 6 hereof.

           FINANCING COSTS: All interest costs, other costs, fees and expenses incurred by Owner under a Credit Agreement (including, without limitation, interest at a default rate) and all costs incurred (i) in connection with obtaining and maintaining equity financing, including, without limitation, return on equity capital, (ii) in connection with the issuance of Commercial Paper, including, without limitation, discount on Commercial Paper and (iii) in connection with any other financing arrangement of Owner approved by Agent.

           FORCE MAJEURE DELAY: Any delay caused by conditions beyond the control of Agent, including, without limitation, acts of God or the elements, fire, strikes, labor disputes, delays in delivery of material and disruption of shipping, which does not have the effect of extending the Unit Completion Date beyond one hundred and eighty (180) days in the aggregate.

           GENERAL CONTRACTOR: Any contractor or contractors as may be engaged by Agent from time to time as general contractor or construction manager in connection with the construction of Unit Improvements.

           GOVERNMENTAL ACTION:  As defined in subsection 8.5 hereof.

           GOVERNMENTAL AUTHORITY: Any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           GROUND LEASE: Each ground lease (which must be a Mortgageable Ground Lease) pursuant to which a leasehold interest in a Unit Premises is being leased to Owner.

           GUARANTEE: The Guarantee, dated as of the date hereof, by and between Guarantor and Owner, as it may be amended, restated, modified or supplemented, from time to time.

           GUARANTOR: Silicon Graphics, Inc., a Delaware corporation (an Affiliate of Agent), and its successors.

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                                                              THIS AGREEMENT FOR
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           IMPLIED SENIOR DEBT RATING:  Defined in subsection 1.2 hereof.

           INDEMNIFIED PERSON:  Any Person as defined in Section 12 hereof.

           INITIAL ADVANCE: Any advance made by Owner upon satisfaction of the conditions set forth in Section 4 hereof.

           INSURANCE REQUIREMENTS:  Defined pursuant to subsection 1.2 hereof.

           INTERIM ADVANCE: Any advance made by Owner upon satisfaction of the conditions set forth in Section 5 hereof.

           INTERIM ADVANCE CERTIFICATE: The certificate delivered by Agent to Owner pursuant to Section 5 hereof in connection with a request for an Interim Advance, and which is substantially in the form of Exhibit D hereto.

           LEASE: The Lease Agreement, dated as of the date hereof, by and between Owner, as lessor or sublessor, and Agent, as lessee or sublessee, as the case may be, as it may be amended, restated, modified or supplemented from time to time, a copy of which is attached as Exhibit A hereto.

           LEASE TERM:  Defined pursuant to subsection 1.2 hereof.

           LEGAL REQUIREMENTS: The term "Legal Requirements" shall have the meaning set forth opposite such term in the Lease, except that the phrase "from the date hereof through the term of this Agreement" shall substitute for the phrase "from the date hereof through the Lease Term and any Renewal Term".

           LIEN:  Defined pursuant to subsection 1.2 hereof.

           MERRILL:  Merrill Lynch Money Markets Inc., a Delaware corporation.

           MERRILL LEASING:  ML Leasing Equipment Corp., a Delaware corporation.

           MERRILL LYNCH:  Merrill Lynch & Co., Inc., a Delaware corporation.

           MOODY'S:  Defined pursuant to subsection 1.2 hereof.

           MORTGAGEABLE GROUND LEASE: Defined pursuant to subsection 1.2 hereof.

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                                                              THIS AGREEMENT FOR
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           NAIC:  Defined pursuant to subsection 1.2 hereof.

           NORTH SHORELINE UNIT: The Unit located at 1401-1499 North Shoreline Boulevard, Mountain View, California.

           OWNER: Virtual Funding, Limited Partnership or any successor or successors to all of its rights and obligations as Owner hereunder and, for purposes of Section 12 hereof, shall include any Person or entity which computes its liability for income or other taxes on a consolidated basis with Virtual Funding, Limited Partnership or the income of which for purposes of such taxes is, or may be, determined or affected directly or indirectly by the income of Owner or its successor or successors.

           PERMITS: All consents, licenses, building and operating permits required for construction, completion, and operation of any Unit in accordance with all Legal Requirements affecting such Unit.

           PERMITTED CONTEST: Defined pursuant to paragraph (a) of Section 16 hereof.

           PERMITTED LIENS:  Defined pursuant to subsection 1.2 hereof.

           PERSON:  Defined pursuant to subsection 1.2 hereof.

           POTENTIAL DEFAULT: Any event which, but for the lapse of time, or giving of notice, or both, would constitute an Event of Default.

           POTENTIAL EVENT OF UNIT TERMINATION: Any event which, but for the lapse of time, or giving of notice, or both, would constitute an Event of Unit Termination.

           RESPONSIBLE OFFICER: The President, Vice President, Secretary or Treasurer of the particular entity referenced, or any other officer or similarly authorized person responsible for the administration of the obligations of Agent, in the case of the Agent, or Guarantor, in the case of Guarantor, with respect to this Agreement or the Guarantee, respectively.

           S&P:  Defined pursuant to subsection 1.2 hereof.

           SUBSTANTIAL COMPLETION: With respect to any Unit, the satisfaction of all requirements of Section 6 hereof.

           TAKING:  Any event which is described in paragraph (j) of subsection
11.3 hereof.

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                                                              THIS AGREEMENT FOR
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           TITLE COMPANY:  Chicago Title Insurance Company, or such other title insurance company as may be specifically approved by Owner in writing, together with such reinsurers or coinsurers of such title company as may be approved by Owner in writing.

           UNIT: Any Unit Premises together with any Unit Improvements constructed thereon and related Unit FF&E.

           UNIT ACQUISITION COST: With respect to any Unit the sum of (a) the aggregate amount of advances made pursuant to this Agreement with respect to such Unit and (b) all other costs of Owner (including costs incurred by Agent but reimbursed by Owner) with respect to the Unit (except costs which are not properly capitalizable under generally accepted accounting practices, and except costs which Owner is unable to finance under a Credit Agreement, all of which will be reimbursed by Agent pursuant to the provisions of subsection 9.5 or Section 12 hereof) arising from the acquisition, construction, equipping, and financing (including, without limitation, Financing Costs and Owner's out-of-pocket expenses and fee obligations in connection therewith) prior to the lease or sublease of the Unit under the Lease. All costs of Owner related to this Agreement incurred during a calendar year which were not previously allocated to a Unit and not reimbursed by Agent shall be allocated among Units and Parcels of Property (as defined in the Lease) by Owner on or prior to January 10th of the next succeeding year on a pro rata basis based upon the Unit Acquisition Cost for all Units or Acquisition Cost (as defined in the Lease) for all Parcels of Property with respect to which an Initial Advance was made during such previous calendar year, and such allocation by Owner shall be in Owner's sole judgment and shall be conclusive. Owner and Agent agree to amend the AFL Unit Leasing Record for any Unit with respect to which a Final Advance has been made to the extent required to reflect such allocation. Unit Acquisition Cost shall not include Owner's rating agency fees, issuing and paying agency fees and audit fees, which expenses shall be reimbursed by Agent pursuant to subsection 9.5 hereof.

           UNIT BUDGET: The budget to be prepared by Agent and delivered to Owner prior to the Initial Advance with respect to any Unit, as the same may be amended or modified from time to time (any such amendment which would result in an increase in the aggregate Unit Budget being made only with the Owner and Assignee's prior written consent), which budget may include costs relating to such of the following as Agent deems to be appropriate: (a) the installation of Unit FF&E, if any, thereon; (b) all costs, including, without limitation, the purchase price, survey and survey inspection charges, appraisal, architectural, engineering, environmental analysis, soil analysis and market analysis fees, title insurance premiums, brokerage commissions, transfer fees and taxes that are customarily the responsibility of the purchaser, closing adjustments for taxes, utilities and the like, escrow and closing fees, recording and filing fees, the legal fees of Owner and Agent, and all related costs and expenses incurred in acquiring and maintaining marketable fee or leasehold title to such Unit and in leasing or subleasing such Unit to Agent;
(c) the costs of completion of the Unit Improvements in

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                                                              THIS AGREEMENT FOR
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                                      -8-

conformity with the Unit Plans, the Construction Agreement or any contracts in replacement thereof, including without limitation, costs of site preparation, acquiring or granting easements necessary for completion of the Unit Improvements, making utility connections, demolition, streets, parking areas, landscaping, development, off-site improvements, design and related construction of the Unit Improvements and related facilities and the costs of necessary studies, surveys, plans and permits, insurance and examination and incidental costs and expenses related thereto incurred in acquiring and maintaining marketable fee or leasehold title to such Unit and in leasing or subleasing such Unit and Unit FF&E to Agent; (d) the costs of architects', attorneys', engineers' and other professionals' fees and disbursements, in connection with the development, planning, renovation, construction, and construction financing of the Unit Improvements, including, without limitation, the fees and disbursements of Owner's counsel in connection with this Agreement and the duties of Owner hereunder, the Construction Agreement, and in all other matters involving or reasonably related to this transaction; (e) costs of all charges and assessments for the construction, improvement, maintenance, repair and restoration of streets, roads, walks, sewer, gas, electrical, telephone and water lines and other improvements levied upon the Unit until the Effective Date; (f) the costs of all insurance, real estate, property and excise tax assessments, sales and use taxes on materials used in construction, and other operating and carrying costs paid, accrued, or levied upon the Unit or Owner in connection with the Unit during the period from acquisition of the Unit Premises until the Effective Date for such Unit; (g) costs of Agent's project representatives (inspectors, consultants, etc.) incurred in its capacity as agent for Owner; and (h) any and all other costs arising from or in connection with the construction period for such Unit Improvements and until the Effective Date for such Unit.

           UNIT COMPLETION DATE: With respect to the North Shoreline Unit, thirty (30) months from the date on which the Initial Advance is made by Owner to Agent pursuant to Section 4 hereof and with respect to any other Unit, such period as is agreed to in writing between Agent and Owner.

           UNIT FF&E: The specific items, if any, from the FF&E Specifications which are installed or (if such FF&E Specifications have been acquired by Owner for installation) to be installed in a particular Unit Improvement and for which advances are made by Owner hereunder.

           UNIT FF&E SPECIFICATIONS: The list of specific items chosen from FF&E Specifications to be installed with the proceeds of advances hereunder in a particular Unit Improvement.

           UNIT IMPROVEMENTS: The improvements to be constructed on a particular Unit Premises in accordance with the Unit Plans for the Unit Improvements to be built on such Unit Premises.

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                                                              THIS AGREEMENT FOR
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           UNIT PLANS:  With respect to a particular Unit Premises, the plans and specifications for the construction of any Unit Improvements to be constructed thereon, including, without limitation, installation of curbs, sidewalks, gutters, landscaping, utility connections (whether on or off the Unit Premises) and all fixtures necessary for construction, operation and occupancy of the Unit and certain equipment to be used in connection therewith, prepared or to be prepared by an architect and Agent and approved by Owner and any Assignee, including such amendments, modifications and supplements thereto as may from time to time be made by Agent; provided, that any subsequent material deviation from the Unit Plans selected for the Unit shall be made only with Owner's and any Assignee's prior written consent, which consent shall not be unreasonably withheld. Owner's and any Assignee's failure to disapprove any proposed material deviation from the then-approved Unit Plans within five (5) Business Days after delivery by Agent to Owner and any Assignee of the proposed revised Unit Plans shall be deemed consent by Owner and any Assignee to such proposed material deviation. Anything to the contrary provided herein notwithstanding, (i) for any Unit Improvements with respect to which the Owner and any Assignee has approved Design Development Drawings, Unit Plans may be submitted by the Agent on a phased basis (E.G., site improvement plans, core and shell plans and tenant improvement or fit-out plans) and the Owner and any Assignee shall grant or withhold their approval of the plans and specifications for each such phase in accordance with the preceding sentence and (ii) Owner shall not require any changes or modifications to the proposed Unit Plans for any Unit as to which it has approved Design Development Drawings, other than
(A) changes required to correct technical deficiencies in such proposed Unit Plans, and (B) changes designed to ensure that the Unit Plans are consistent in all material respects with such approved Design Development Drawings. The Unit Plans applicable to the North Shoreline Unit will provide for Unit Improvements suitable for use and occupancy for general, executive and administrative offices, operation of training facilities, light manufacturing and for research and development and similar uses (and uses ancillary or accessory to the foregoing), in all cases in compliance with all Legal Requirements and zoning and land use restrictions applicable to the Unit Premises.

           UNIT PREMISES: Each individual parcel of land, in which either a fee interest or a leasehold interest has been acquired by Owner for the construction of Unit Improvements thereon.

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2                OTHER DEFINITIONAL PROVISIONS.

           (a) For purposes of this Agreement, the terms "Affiliate", "Assignee", "Business Day", "Commercial Paper", "Consent", "Contractual Requirements", "Credit Agreement", "Duff & Phelps", "Effective Date", "Implied Senior Debt Rating", "Insurance Requirements", "Lease Term", "Lien", "Moody's", "Mortgageable Ground Lease", "NAIC", "Permitted Liens", "Person", and "S&P" shall have the meanings set forth opposite those terms in the Lease, except that, for purposes of this Agreement, the terms "the Lessor", "the Lessee" and "this Lease" if used in those definitions in the Lease shall be deemed to be the terms "Owner", "Agent" and "this Agreement", respectively, and if used in those definitions in the Lease, each of the terms "Parcel", "Parcel of Property" and "Property" shall be deemed to be the phrase "Unit Premises and related Unit Improvements" and each of the terms "Unit of Equipment" and "Unit", shall be deemed to be an item of "Unit FF&E".

           (b) All terms defined in this Agreement shall have their defined meanings when used in any certificate or other document made or delivered pursuant hereto.

           (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, paragraph, schedule and exhibit references are to this Agreement unless otherwise specified.

2.           APPOINTMENT OF AGENT

2            APPOINTMENT AND DUTIES OF AGENT.  Subject to the terms hereof, including, without limitation, the requirements of Section 4 hereof, Owner hereby appoints Agent as its agent for selection of Unit Premises for acquisition, as well as for the design, construction, equipping, and installation on each Unit Premises of the Unit Improvements, and, if and to the extent identified in Exhibit G hereto, Unit FF&E and Agent hereby accepts such appointment. Unit Improvements must be of a type permitted to be leased under the Lease, as set forth in Exhibit A to the Lease. Agent agrees all in accordance with its best business judgment and this Agreement to select Unit Premises for acquisition by Owner and to contract for and supervise the good and workmanlike completion of the Unit Improvements and installation of the Unit FF&E on each Unit Premises, suitable for its intended use.

3               COST AND COMPLETION OF A UNIT.  Owner and Agent agree that (a)
the maximum cost to the Owner for the acquisition of any individual Unit Premises and the construction of Unit Improvements thereon and the installation of all Unit FF&E therein shall be no more than $20,000,000 with respect to the North Shoreline Unit, and such amount as is agreed in writing between Agent, Owner and any Assignee with regard to any other Unit, and (b) the

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cost to the Owner of the Unit FF&E constituting personal property and not fixtures with respect thereto shall be no more than $1,000,000 with respect to the North Shoreline Unit, and such amount as is agreed in writing between Agent, Owner and any Assignee with regard to any other Unit. Agent agrees to effect Substantial Completion of any Unit Improvements on or before the applicable Unit Completion Date. After receiving the Initial Advance with respect to a Unit, Agent may from time to time to the extent permitted hereby amend, modify or supplement the Unit Plans, Unit Budget or Unit FF&E Specifications relating thereto; provided, that no such amendment, modification or supplement shall result in a material diminution of the value or usefulness for its intended purpose of such Unit or result in a breach under subsection
9.17 of this Agreement. Agent shall promptly deliver to Owner and any Assignee any such amended, modified or supplemented Unit Plans, Unit Budget or Unit FF&E Specifications.

4                LEASE OF A UNIT.

           (a) Upon Substantial Completion of any Unit Improvements, Agent will deliver to Owner of the Certificate of Substantial Completion with respect to such Unit Improvements and the AFL Unit Leasing Record in the form of Exhibit E hereto, and Agent shall request the Final Advance with respect to such Unit Improvements. If the conditions set forth in Section 6 hereof have been satisfied, Owner, within five (5) Business Days of receipt of the Certificate of Substantial Completion, a fully completed AFL Unit Leasing Record executed by Agent and the other documents required in Section 6 hereof, shall execute and deliver to Agent such AFL Unit Leasing Record. Such AFL Unit Leasing Record shall have an Effective Date as of the date of execution by Owner of the AFL Unit Leasing Record. The Final Advance shall be made by Owner on the date of execution by Owner of the AFL Unit Leasing Record. Execution and delivery by Agent of the AFL Unit Leasing Record shall constitute (i) acknowledgment by Agent that the Unit is in good condition and has been accepted for lease or sublease by Agent as of the Effective Date of the AFL Unit Leasing Record, (ii) acknowledgment by Agent that the Unit is subject to all of the covenants, terms and conditions of the Lease, and (iii) certification by Agent that the representations and warranties contained in
Section 2 of the Lease are true and correct in all material respects on and as of the Effective Date of the AFL Unit Leasing Record as though made on and as of such date and that there exists on such date no (1) Event of Default or, with respect to such Unit, Event of Unit Termination under this Agreement or Event of Default (as defined in the Lease) or (2) to the best of Agent's knowledge, after due investigation, Potential Default or, with respect to such Unit, Potential Event of Unit Termination under this Agreement or Potential Default (as defined in the Lease).

           (b) Notwithstanding the foregoing, but subject to the terms of subsection 3.1 hereof, Agent may, by delivering to Owner a Certificate of Increased Cost, at any time up to six (6) months after the Effective Date with respect to a Unit, request a Completion Advance in order to pay to Agent construction costs that were not the subject of any previous advance. Owner, within five (5) Business Days of receipt and upon Owner's approval of a request for the

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                                                              THIS AGREEMENT FOR
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Completion Advance and the Certificate of Increased Cost, shall execute and deliver to Agent a revised AFL Unit Leasing Record for such Unit reflecting such increased cost, and Agent, within five (5) Business Days of receipt of such revised AFL Unit Leasing Record, shall sign the revised AFL Unit Leasing Record and return it to Owner. The Completion Advance shall be made by Owner upon receipt of the revised AFL Unit Leasing Record signed by Agent.

5               POWERS OF AGENT.  Agent shall have the right to act for and on behalf of Owner with full and complete authority to appear before each applicable Governmental Authority to resolve issues related to the platting, zoning and use of the Unit Premises, to obtain all Permits including zoning, planning and land use approvals, to grant and obtain minor easements for the benefit of any Unit Premises or which are deemed reasonably necessary by Agent for the intended use of such Unit Premises, voluntarily to dedicate or convey portions of any Unit Premises for road, highway and other public purposes as required in the good faith judgment of Agent in order to obtain the use of all or part of such Unit Premises for the purposes intended (provided that no such action shall materially adversely affect either the market value of such Unit Premises or the use of such Unit Premises for its intended purpose), appoint, employ and deal with the architects, engineers, consultants and contractors, purchase and arrange for delivery of all materials, supplies, furniture, fixtures, and equipment, and to approve all related vouchers, invoices and statements and, so long as no Event of Default shall exist hereunder, to perform all obligations and exercise all rights of Owner and enforce all obligations of the lessor under any Ground Lease. No payment shall be made for any property or services of such architects, engineers, consultants, or contractors relating to the acquisition, construction and equipping of any Unit without the prior approval of Agent, and each amount so approved and paid shall be in accordance with the Unit Budget, and shall be part of the Unit Acquisition Cost of such Unit. Upon the occurrence of an Event of Default, Owner may make payments to any architects, engineers, consultants, contractors, vendors or suppliers which are properly due and payable in accordance with the contracts with said parties, and any such payment so made shall be and become a part of the Unit Acquisition Cost of the Unit.

           Anything to the contrary provided herein notwithstanding, Agent shall have the right on behalf of Owner, in connection with the development and occupancy of the North Shoreline Unit, to convey a portion of the North Shoreline Unit Premises to the appropriate Governmental Authority in connection with the relocation of the direct off-ramp to northbound North Shoreline Boulevard from Route 101. Owner shall cooperate, without unreasonable delay and at Agent's expense, in connection with such conveyance and shall join in the execution of any appropriate instruments or shall execute any separate instruments as necessary.

3.          ADVANCES

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                                                              THIS AGREEMENT FOR
                                                           LEASE IS CONFIDENTIAL
                                                                 AND PROPRIETARY
                                     -13-

2         AGREEMENT TO MAKE ADVANCES.  Subject to the conditions and upon the terms herein provided, including, without limitation, that the Available Commitment not be exceeded, Owner agrees to make available to Agent advances from time to time for each Unit up to an aggregate principal amount for such Unit determined in accordance with the Unit Budget for such Unit and not in excess of the maximum amount per Unit set forth in subsection 2.2 hereof. Subject to the terms of this Agreement, Owner agrees to make (a) an Initial Advance with respect to a Unit in accordance with Section 4 of this Agreement, (b) Interim Advances from time to time in accordance with Section 5 of this Agreement, (c) a Final Advance in accordance with Section 6 of this Agreement and (d) a Completion Advance in accordance with Section 7 of this Agreement.

3              PROCEDURE FOR ADVANCES.  Agent shall give Owner notice in
accordance with Sections 4, 5, 6 and 7 hereof of its irrevocable request for an advance pursuant to this Agreement, specifying a Business Day on which such advance is to be made and the amount of the advance. Not later than 2:00 P.M. New York time on the date for the advance specified in such notice, provided all conditions to that advance have been satisfied, Owner shall provide to Agent, in immediately available funds, the amount of the advance then requested. Owner shall have no obligation to make advances with respect to a Unit more often than once a week.

4                DETERMINATION OF AMOUNTS OF ADVANCES.

           (a) INITIAL ADVANCE. The amount of an Initial Advance with respect to a Unit shall be made within the limits of the Unit Budget and in accordance with the Acquisition Certificate, and shall be utilized to pay all acquisition and closing costs of the respective Unit Premises known at the time of the Initial Advance, including, without limitation, the purchase price, survey and survey inspection charges, recording and filing fees, brokerage commissions, appraisal, architectural, engineering, environmental analysis, soil analysis and market analysis fees, transfer fees and taxes that are customarily the responsibility of the purchaser, title insurance premiums, closing adjustments for taxes, utilities, and the like, escrow fees, if any, construction materials and existing structures, and the legal fees of Owner and Agent. All such costs for which the Initial Advance is requested shall be specifically set forth in the Unit Budget attached to the Acquisition Certificate, and in the request for the Initial Advance, and Owner shall have no obligation to advance any funds in the Initial Advance which are not so specifically set forth in such documents.

           (b) INTERIM ADVANCES. Disbursements for costs of constructing and equipping a Unit as well as additional acquisition and closing costs not invoiced at the time of the Initial Advance shall be made as the same are incurred within the limits of the Unit Budget, based upon the certifications of the Agent contained in an Interim Advance Certificate.

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                                                              THIS AGREEMENT FOR
                                                           LEASE IS CONFIDENTIAL
                                                                 AND PROPRIETARY
                                     -14-

           (c) FINAL ADVANCE. The amount of the Final Advance shall be made within the limits of the Unit Budget and in accordance with the Certificate of Substantial Completion, and shall be sufficient, subject to the provisions of paragraph (d) of this subsection 3.3, for payment in full of all costs of designing, furnishing, constructing and equipping the Unit in connection with Substantial Completion of the Unit, free of all Liens other than Permitted Liens. Owner shall have no obligation to make the Final Advance unless all such costs set forth in the Unit Budget, the Certificate of Substantial Completion, and the request for the Final Advance have been actually incurred, or in the case of punch list items Owner is satisfied such costs will be incurred, in construction and equipping of the Unit, free of all Liens, except for Permitted Liens and shall not cause the Unit Acquisition Cost of the Unit to exceed the Unit Budget.

           (d) COMPLETION ADVANCE. The amount of the Completion Advance shall be made in accordance with and shall not exceed the amount set forth in the Certificate of Increased Cost, shall not cause the Unit Acquisition Cost of the Unit to exceed the Unit Budget, and shall be sufficient for payment in full of all costs that were not the subject of any previous advance with respect to such Unit. Owner shall have no obligation to make the Completion Advance unless all such costs were reasonably estimated in the Unit Budget and are adequately set forth in the Certificate of Increased Cost and will be sufficient for payment in full of all costs with respect to such Unit.

5               PARTIAL ADVANCES.  If any or all conditions precedent to any advance have not been satisfied on the applicable date for a requested advance, Owner, in its sole discretion, and with the consent of Assignee may, but shall have no obligation to, disburse a part of the requested advance.

                      4.        CONDITIONS PRECEDENT TO
                                THE INITIAL ADVANCE WITH RESPECT TO A
                                UNIT

           Owner's acquisition of any Unit Premises and Owner's obligation to make the Initial Advance with respect to a Unit shall both be subject to the satisfaction of the conditions set forth in this Section 4 and to the receipt by Owner and any Assignee of the documents set forth in this Section 4, in each case in form and substance reasonably satisfactory to Owner and any Assignee. Owner shall determine whether the foregoing conditions are met within seven (7) Business Days after receipt of the Acquisition Certificate and its attachments.

           The following are the documents to be received by Owner and any Assignee and the conditions to be satisfied:

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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

          (a) LEASE AND GUARANTEE. With respect to the first advance only under this Agreement, a fully executed copy of the Lease and a fully executed copy of the Guarantee.

          (b) ACQUISITION CERTIFICATE. A duly executed copy of the Acquisition Certificate.

          (c) WARRANTY DEED. Where fee title is being acquired by Owner, a photocopy of the executed purchase and sale agreement and the warranty deed or special warranty to be executed and delivered at the closing of the acquisition of Owner's fee interest in such Unit Premises, conveying marketable title to Owner, free of all Liens other than Permitted Liens, or such other form of Deed (but not a quitclaim deed) as is customary in the area in which the Unit Premises are located or as agreed to in writing by Owner and any Assignee. For purposes of the Initial Advance, Permitted Liens shall NOT include any mechanics' liens or materialmen's liens, or any taxes, assessments, governmental charges or levies, except to the extent that such taxes, assessments, governmental charges or levies are due and payable but not yet delinquent, and have been properly apportioned with the seller at closing.

          (d) MEMORANDUM OF LEASE AGREEMENT. Two original counterparts of a memorandum of lease agreement in the appropriate form for recording in the jurisdiction in which the Unit Premises are located, executed by Agent, as lessee, and otherwise reasonably acceptable to Owner and Assignee.

          (e) GROUND LEASE. Where a leasehold interest is being acquired by Owner, an original of each Ground Lease, including a true and complete copy of the metes and bounds legal description of the Unit Premises, intended to be executed and delivered at the closing of the acquisition of Owner's leasehold interest, in a form approved by Owner, and complying and certified by Agent as complying in all respects with this Agreement and with Section 29 of the Lease, and not subject to any Liens other than Permitted Liens, along with a memorandum of ground lease in statutory recordable form and any necessary estoppel certificates, recognition and attornment agreements, confirmations, and subordinations required by Owner's and any Assignee's counsel regarding the Ground Lease. For purposes of the Initial Advance, Permitted Liens shall NOT include any taxes, assessments, governmental charges or levies, except to the extent that such taxes, assessments, governmental charges or levies are due and payable but not yet delinquent.

          (f) TITLE INSURANCE POLICY. As evidenced by written agreement of Agent, Owner and any Assignee at the time of an Initial Advance with respect to a Unit; satisfactory evidence that Owner shall receive at closing either (i) an ALTA owner's policy (which, if available in the state in which the Unit Premises are located, may be

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
issued as a joint protection policy simultaneously insuring both Owner's interest and Agent's interest in such Unit Premises, provided that Agent shall deliver to Owner in connection with the Acquisition Certificate for such Unit Premises a letter executed by Agent in which Agent explicitly agrees to the conditions set forth on Exhibit K of this Agreement) with a pending improvements clause, or (ii) a construction binder marked at closing for the benefit of Owner and Assignee, constituting the irrevocable commitment of the Title Company to issue a joint protection policy simultaneously, insuring both Owner's and Agent's interests in such Unit Premises in accordance with the conditions of (i) above and upon completion of the Unit Improvements, in each case issued by the Title Company with respect to the Unit Premises in the amount of the total Unit Acquisition Cost, as set forth in the applicable Unit Budget, acceptable to Owner and Assignee in all respects (including such additional endorsements as may be reasonably requested by Owner or Assignee), together with legible photocopies of all underlying documents of record affecting the Unit Premises. Owner shall have received evidence satisfactory to it that all premiums in respect of such policies have been paid at the closing of title, which policy or binder shall provide the substantive coverage contemplated to be provided above.

          (g) SURVEY. A current survey of the Unit Premises certified to Owner, any Assignee and the Title Company by an independent registered civil engineer or licensed land surveyor, and dated a date within ninety
(90) days prior to the date of the Initial Advance. Such survey shall show the following: (i) lot lines of the Unit Premises shown in metes and bounds, and the lines of streets abutting the Unit Premises and the width thereof; (ii) all access and other easements appurtenant to or used in connection with the Unit Premises; (iii) all roadways, paths, driveways, easements, set-backs, encroachments and overhanging projections and similar encumbrances affecting the Unit Premises, whether recorded, apparent from a physical inspection of the Unit Premises, or otherwise known to the surveyor; (iv) any encroachments on any adjoining property by the building structures and improvements on the Unit Premises; and (v) if the Unit Premises are described by reference to a filed map, a legend relating the survey to said map.

          (h) SITE PLAN. A site plan prepared by Agent showing the proposed location of the Unit Improvements to be constructed on the Unit Premises.


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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

          (i) AVAILABILITY OF UTILITIES. Certification by Agent that all utility services and facilities (including, without limitation, gas, electrical, water and sewage services and facilities) (i) which are necessary and required during the construction period have been completed or will be available in such a manner as to assure Owner that the ability of Agent to complete construction on or before the Unit Completion Date will not be impeded by a lack thereof and (ii) which are necessary for operation and occupancy of the Unit are or will be completed in such a manner and at such a time as will assure the opening and operation of the Unit on or before the Unit Completion Date.

          (j) FLOOD ZONE. A certification by the surveyor or an official of an appropriate Governmental Authority as to whether the Unit Premises are located in a flood plain.

          (k) PERMITS. A certificate of Agent certifying that all Permits and governmental approvals required for the construction of the Unit
Improvements have been or will be issued or obtained in such a manner as to assure Owner that the ability of Agent to complete construction of the Unit Improvements on or before the Unit Completion Date will not be impeded by a lack thereof and all Permits and governmental approvals required therefor which have been issued or obtained are in full force and effect.

          (l) OPINION OF COUNSEL FOR AGENT. With respect to the first advance only under this Agreement, an opinion of Shearman & Sterling, counsel for Agent, in form and substance reasonably satisfactory to Owner and Assignee and, with respect to an Initial Advance with respect to a Unit Premises in a state in which no Unit Premises has previously been acquired under this Agreement, an opinion of local counsel for Agent, in form and substance reasonably satisfactory to Owner and Assignee. With respect to an Initial Advance for a Unit Premises in a state in which such opinion of local counsel for Agent has previously been delivered, if Owner and Assignee have reason to believe that the laws of such state have changed since the date of the previous local counsel opinion for Agent in such state, then an opinion of local counsel for Agent shall be delivered, in form and substance reasonably satisfactory to Owner and Assignee.

          (m) OPINION OF COUNSEL FOR GUARANTOR. With respect to the first advance only under this Agreement, an opinion of Shearman & Sterling, counsel for Guarantor, in form and substance satisfactory to Owner and Assignee.

          (n) CONSTRUCTION AGREEMENT. A fully executed and complete copy of the Construction Agreement, if entered into at the time of the Initial Advance.

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

          (o) DESIGN DEVELOPMENT DRAWINGS AND UNIT PLANS. A copy of the Design Development Drawings and all then-completed portions of Unit Plans, each as approved by Owner and Assignee.

          (p) UNIT BUDGET. A copy of the Unit Budget and certification by Agent that such Unit Budget is (i) true, complete (taking into account the state of completion of the Unit Plans and the status of the bidding process with respect to the Construction Documents) and correct, (ii) a reasonable estimate of all expected costs of the Unit and (iii) within the dollar limits set forth in the first sentence of subsection 2.2 hereof.

          (q) CERTIFICATES OF INSURANCE. Certificates of insurance or other evidence reasonably acceptable to Owner certifying that the insurance then carried or maintained on the Unit complies with subsection 9.3 hereof.

          (r) REQUEST FOR ADVANCE. A duly executed AIA Document G722 (or substantially similar document), stating the total amount of the Initial Advance requested, the date on which the advance is to be made, the name, address and, if applicable, the escrow reference number of the escrow or closing agent or party to whom the Initial Advance is to be tendered, wiring instructions and an itemization of the various costs constituting the amount of the Initial Advance in such detail as will be necessary to provide disbursement instructions to the escrow or closing agent, including, specifically, an accounting of all expenditures for costs shown on the Unit Budget for which payment or reimbursement is being requested with respect to the Unit.

          (s) CERTIFICATE OF GUARANTOR. A duly executed Certificate of Guarantor certifying that all representations and warranties made in the Guarantee are and remain true and correct on and as of the date of the Initial Advance as if made on and as of the date of the Initial Advance (except to the extent such representations and warranties expressly relate specifically to an earlier date) and no default under the Guarantee has occurred and is continuing on the date such Initial Advance is to be made or by reason of giving effect to such Initial Advance.

          (t) UNIT FF&E SPECIFICATIONS. If applicable, a true and complete copy of the Unit FF&E Specifications with respect to the Unit.

          (u) ENVIRONMENTAL CERTIFICATE AND REPORT. An environmental certificate in the form of Exhibit H hereto, duly executed by Agent, and an environmental report certified to Owner and any Assignee and satisfactory to Owner and any Assignee in all respects, prepared by a reputable environmental consulting or environmental engineering firm acceptable to Owner and any Assignee which addresses the matters set forth on Exhibit I hereto; provided that with respect to the North Shoreline Unit the Owner acknowledges

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
receipt of an environmental report satisfying such requirement and agrees that the foregoing requirement for an environmental certificate shall be met by a certificate dated as of the date of the Acquisition Certificate to the effect set forth in the certificate provided previously with respect to such location, dated July 1, 1993, attached hereto as Exhibit J. If Owner or any Assignee shall reasonably require additional assurance as to any matter or matters contained or not adequately addressed in such environmental report in respect of Unit Premises other than the North Shoreline Unit, or if the certificate delivered pursuant to this Section 4(u) shall raise issues not raised in, or shall identify changed circumstances in respect of matters contained in the certificate attached hereto as Exhibit J, with respect to the North Shoreline Unit, Owner or any Assignee may require that a supplemental or additional environmental report with respect to such matter or matters, satisfactory to Owner and any Assignee in all respects, be delivered.

          (v) USE OF PROCEEDS, NO LIENS AND REPRESENTATIONS OF AGENT. (i) All costs and expenses which are the subject of the Initial Advance requested have been paid in full or will be paid in full out of the proceeds of the Initial Advance, (ii) there are no Liens on the Unit Premises of which Agent has knowledge that are not Permitted Liens, (iii) all representations and warranties made in this Agreement, in the Lease, and in connection with the Initial Advance, are and remain true and correct on and as of the date of the Initial Advance and (iv) no Event of Default, Potential Default or, with respect to the Unit for which the Initial Advance is requested, Event of Unit Termination or Potential Event of Unit Termination, under this Agreement has occurred and is continuing on the date such Initial Advance is to be made or by reason of giving effect to such Initial Advance.

          (w) ADDITIONAL MATTERS. Such other documents and legal matters in connection with a request for an Initial Advance as are reasonably requested by Owner and Assignee.

                    5.       CONDITIONS PRECEDENT TO OWNER'S
                    OBLIGATION TO MAKE INTERIM ADVANCES AFTER
                    THE INITIAL ADVANCE WITH RESPECT TO A UNIT

          Owner's obligation to make any Interim Advance with respect to a Unit after the Initial Advance with respect to such Unit shall be subject to the satisfaction of the conditions set forth in this Section 5 and to the receipt by Owner and any Assignee of the documents set forth in this Section 5, in each case in form and substance reasonably satisfactory to Owner and any Assignee. Owner shall determine whether the foregoing conditions are met within seven (7) Business Days after receipt of the Interim Advance Certificate and its attachments.

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

          The following are the documents to be received by Owner and any Assignee and the conditions to be satisfied:

          (a) INTERIM ADVANCE CERTIFICATE. A duly executed Interim Advance Certificate.

          (b) CONTINUING REPRESENTATIONS OF AGENT. All representations and warranties made in this Agreement, in the Lease, and in connection with the Interim Advance, are and remain true and correct on and as of the date of the Interim Advance as if made on and as of the date of the Interim Advance (except to the extent such representations and warranties expressly relate specifically to an earlier date) and no Event of Default, Potential Default or, with respect to the Unit for which such Interim Advance is requested, Event of Unit Termination or Potential Event of Unit Termination, under this Agreement has occurred and is continuing on the date such Interim Advance is to be made or by reason of giving effect to such Interim Advance; provided that, the foregoing condition that no Potential Default shall have occurred and be continuing shall be deemed met for purposes of obtaining an Interim Advance pursuant to this Section 5 notwithstanding the occurrence of an event which would be a Potential Default under Section 11.1(e) of this Agreement if the following conditions shall have been and continue to be met: (a) the Agent shall have advised the Owner of such event promptly after a Responsible Officer obtains knowledge, or would have obtained knowledge but for negligence of such Responsible Officer in performing the customary duties of his office, thereof and, (b) at all times during the first thirty (30) days following notice with respect to such event to Agent pursuant to Section 11.1(e) hereof, Agent shall have diligently and in good faith attempted to cure such Potential Default, and at all times thereafter the conditions set forth in the portions of Section 11.1(e) hereof enumerated (i), (ii) and (iii) shall be continuously met in Owner and any Assignee's reasonable judgment, (c) Guarantor's senior debt rating or, if Guarantor has no senior debt rating, Implied Senior Debt Rating shall continue to be BB+ or better by Duff & Phelps, BB+ or better by S&P, Ba1 or better by Moody's or, if the Guarantor has no senior debt rating or Implied Senior Debt Rating from any of Duff & Phelps, S&P or Moody's, NAIC 2 or better by the NAIC; provided, however, that if the Guarantor's private debt rating has not been reviewed by the NAIC within the prior 15 months, then when Merrill Lynch Fixed Income Research Rating is 5.5 or higher, and (d) Agent shall provide all information and reports reasonably requested by Owner and Assignee in order to monitor the satisfaction of such conditions.

          (c) CERTIFICATE OF GUARANTOR. A duly executed certificate of Guarantor certifying that all representations and warranties in the Guarantee are and remain true and correct on and as of the date of the Interim Advance as if made on and as of the date of such Interim Advance (except to the extent such representations and warranties expressly

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
     relate specifically to an earlier date) and no default under the Guarantee has occurred and is continuing on the date such Interim Advance is to be made or by reason of giving effect to such Interim Advance.

          (d) SATISFACTORY TITLE. A certificate of Agent certifying that since the last disbursement, there have been no changes in the state of title and no additional survey exceptions not theretofore specifically approved by Owner and, if such Unit Premises are subject to a Ground Lease, confirming that there are no defaults under the Ground Lease.

          (e) REQUEST FOR ADVANCE. A duly executed AIA Document G722 (or a substantially similar document), stating the total amount of the Interim Advance requested, the date on which such Interim Advance is to be made, and a specific breakdown of items and costs for which the Interim Advance is being made.

          (f) NO OTHER SECURITY INTERESTS. All materials and fixtures incorporated in the construction of the Unit Improvements have been purchased so that title thereto or a leasehold interest therein, as the case may be, shall have vested in Owner immediately upon delivery thereof to the Unit Premises, except for Permitted Liens.

          (g) UNIT PLANS. Unit Plans with respect to each phase or portion of the Unit Improvements any portion of the cost of which will be funded by the requested Interim Advance.

          (h) PROGRESS OF CONSTRUCTION. For any Interim Advance the proceeds of which will be used to fund all or a portion of the costs of shell and core completion, building systems or tenant improvements with respect to applicable Unit Improvements, a copy of the applicable requisition of the General Contractor pursuant to the Construction Contract (with attachments) certified by the Unit architect with respect to completion of the work set forth in such requisition.

          (i) CONSTRUCTION AGREEMENT. A fully executed and complete copy of any Construction Agreement, if entered into at the time of the particular Interim Advance and not previously provided.

                    6.       CONDITIONS PRECEDENT TO THE FINAL
                    ADVANCE WITH RESPECT TO A UNIT

          Owner's obligation to make the Final Advance with respect to a Unit shall be subject to the satisfaction of the conditions set forth in this Section 6 and to the receipt by Owner and any Assignee of the documents set forth in this Section 6, in each case in form and substance

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
reasonably satisfactory to Owner and any Assignee. When all of the conditions set forth in this Section 6 shall have been satisfied, Substantial Completion of a Unit shall be deemed to occur. Owner shall determine whether the foregoing conditions are met within seven (7) Business Days after receipt of the Certificate of Substantial Completion and its attachments.

          The following are the documents to be received by Owner and any Assignee and the conditions to be satisfied:

          (a) CERTIFICATE OF SUBSTANTIAL COMPLETION. A duly executed Certificate of Substantial Completion.

          (b) SATISFACTORY TITLE. A certificate of Agent certifying that since the Initial Advance for such Unit Premises, there have been no changes in the state of title, except for Permitted Liens, and no additional survey exceptions not theretofore specifically approved in writing by Owner and, if such Unit Premises are subject to a Ground Lease, there are no defaults under the Ground Lease.

          (c) CONSTRUCTION AND EQUIPPING OF THE UNIT. A certificate of an architect certifying that the Unit Improvements (including all interior finish work, but exclusive of punch list items) have been completed within the Unit Budget and in all material respects in accordance with the Unit Plans and are accepted by Agent and all Unit FF&E for that Unit has been installed and conforms in all material respects to the Unit FF&E Specifications and are accepted by Agent. Agent shall deliver to Owner and any Assignee a specific itemization of all items of Unit FF&E installed in such Unit.

          (d) PERMITS. All Permits and governmental approvals necessary for the occupancy and primary use and operation of the Unit have been issued or obtained.

          (e) LIENS. The Unit, including interior finish work, has been completed as contemplated in paragraph (c) above, free of all Liens, except for Permitted Liens (all of which are to be itemized as to the nature, amount, claimant and status), and there are no current Permitted Contests with respect to the Unit (or, if any, the nature, amount, claimant and status thereof).

          (f) FINAL SURVEY. Except in the circumstance that Agent, Owner and any Assignee have agreed in writing that an as-built survey may be subsequently provided as of a time expressed in such agreement, a final as-built survey, certified to Owner, any Assignee and the Title Company by an independent registered civil engineer or licensed land surveyor, with a metes and bounds description of the perimeter of the Unit Premises, and showing the completed Unit Improvements, all easements on the Unit Premises, and indicating the location of access to the Unit Premises and all utility and water easements

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
     directly affecting the Unit Premises. No encroachments are to exist by the Unit Improvements or on the Unit Premises other than those that are Permitted Liens or that may have been consented to by Owner and all set-back requirements have been complied with. If any discrepancies exist between the legal description set forth on the survey delivered pursuant to paragraph (h) of Section 4 hereof and the legal description set forth on the final as-built survey, Owner and Agent shall cooperate in amending the legal descriptions in all recorded documents creating or affecting the Unit Premises, including, without limitation, any easements, to reflect the correct as-built description.

          (g) UTILITIES. Direct connection has been made to all appropriate utility facilities and the Unit Improvements are ready for occupancy and operation.

          (h) FLOOD ZONE. If the Unit Premises are located in a flood plain, a policy of flood insurance in an amount equal to the lesser of (A) the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended, or (B) the amount of the Unit Acquisition Cost for the Unit, unless Agent is self-insured for such risks as permitted in the Lease.

          (i) CONTINUING REPRESENTATIONS OF AGENT. All representations and warranties made in this Agreement, in the Lease, and in connection with the Final Advance are to remain true and correct on and as of the date of the Final Advance as if made on and as of the date of the Final Advance (except to the extent such representations and warranties expressly relate specifically to an earlier date) and no Event of Default, Potential Default or, with respect to the Unit for which the Final Advance is requested, Event of Unit Termination or Potential Event of Unit Termination, under this Agreement has occurred and is continuing on the date such Final Advance is to be made or by reason of giving effect to such Final Advance; provided that, the foregoing condition that no Potential Default shall have occurred and be continuing shall be deemed met for purposes of obtaining the Final Advance pursuant to this Section 6 notwithstanding the occurrence of an event which would be a Potential Default under Section 11.1(e) of this Agreement if the following conditions shall have been and continue to be met: (a) the Agent shall have advised the Owner of such event promptly after a Responsible Officer obtains knowledge, or would have obtained knowledge but for negligence of such Responsible Officer in performing the customary duties of his office, thereof and, (b) at all times during the first thirty (30) days following notice with respect to such event to Agent pursuant to Section 11.1(e) hereof, Agent shall have diligently and in good faith attempted to cure such Potential Default, and at all times thereafter the conditions set forth in the portions of Section 11.1(e) hereof enumerated (i), (ii) and (iii) shall be continuously met in Owner and any Assignee's reasonable judgment, (c) Guarantor's senior debt rating or, if the Guarantor has no senior debt rating, Implied Senior Debt Rating shall continue to be BB+ or better by Duff & Phelps, BB+ or better by S&P, Ba1 or better by Moody's or, if the


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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
                                      -24-


     Guarantor has no senior debt rating or Implied Senior Debt Rating from any of Duff & Phelps, S&P or Moody's, NAIC 2 or better by the NAIC; provided, however, that if the Guarantor's private debt rating has not been reviewed by the NAIC within the prior 15 months, then when Merrill Lynch Fixed Income Research Rating is 5.5 or higher, and (d) Agent shall provide all information and reports reasonably requested by Owner and Assignee in order to monitor the satisfaction of such conditions.

          (j) CERTIFICATE OF GUARANTOR. A duly executed Certificate of Guarantor certifying that all representations and warranties made in the Guarantee are and remain true and correct on and as of the date of the Final Advance as if made on and as of the date of the Final Advance (except to the extent such representations and warranties expressly relate specifically to an earlier date) and no default under the Guarantee has occurred and is continuing on the date such Final Advance is to be made or by reason of giving effect to such Final Advance.

          (k) AFL UNIT LEASING RECORD. An AFL Unit Leasing Record prepared and duly executed by Agent.

          (l) REQUEST FOR ADVANCE. A duly executed AIA Document G722 (or a substantially similar document), stating the total amount of the Final Advance requested, the date on which such advance is to be made, wiring instructions and a specific breakdown of items and costs for which the Final Advance is to be made.

                    7. CONDITIONS PRECEDENT TO THE COMPLETION ADVANCE WITH RESPECT TO A UNIT

          Owner's obligation to make the Completion Advance with respect to a Unit shall be subject to the satisfaction of the conditions set forth in this
Section 7 and to the receipt by Owner and any Assignee of the documents set forth in this Section 7, in each case in form and substance reasonably satisfactory to Owner and Assignee. The proceeds of the Completion Advance shall be used to pay in full all costs relating to completion of such Unit for which Agent has not been reimbursed prior to the Effective Date for the Unit. Owner shall determine whether the foregoing conditions are met within seven (7) Business Days after its receipt of the Certificate of Increased Cost and its attachments.

          The following are the documents to be received by Owner and any Assignee and the conditions to be satisfied:

          (a) CERTIFICATE OF INCREASED COST. A duly executed Certificate of Increased Cost.


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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

                                      -25-



          (b) CONTINUING REPRESENTATIONS OF AGENT. All representations and warranties made in this Agreement, in the Lease, and in connection with the Completion Advance are and remain true and correct on and as of the date of the Completion Advance as if made on and as of the date of the Completion Advance (except to the extent such representations and warranties expressly relate specifically to an earlier date) and no Event of Default, Potential Default or, with respect to the Unit for which the Completion Advance is requested, Event of Unit Termination or Potential Event of Unit Termination under this Agreement has occurred and is continuing on the date such Completion Advance is to be made or by reason of giving effect to such Completion Advance; provided that, the foregoing condition that no Potential Default shall have occurred and be continuing shall be deemed met for purposes of obtaining the Completion Advance pursuant to this Section 7 notwithstanding the occurrence of an event which would be a Potential Default under Section 11.1(e) of this Agreement if the following conditions shall have been and continue to be met: (a) the Agent shall have advised the Owner of such event promptly after a Responsible Officer obtains knowledge, or would have obtained knowledge but for negligence of such Responsible Officer in performing the customary duties of his office, thereof and, (b) at all times during the first thirty (30) days following notice with respect to such event to Agent pursuant to Section 11.1(e) hereof, Agent shall have diligently and in good faith attempted to cure such Potential Default, and at all times thereafter the conditions set forth in the portions of Section 11.1(e) hereof enumerated (i), (ii) and
     (iii) shall be continuously met in Owner and any Assignee's reasonable judgment, (c) Guarantor's senior debt rating or, if Guarantor has no senior debt rating, Implied Senior Debt Rating shall continue to be BB+ or better by Duff & Phelps, BB+ or better by S&P, Ba1 or better by Moody's or, if the Guarantor has no senior debt rating or Implied Senior Debt Rating from any of Duff & Phelps, S&P or Moody's, NAIC 2 or better by the NAIC; provided, however, that if the Guarantor's private debt rating has not been reviewed by the NAIC within the prior 15 months, then when Merrill Lynch Fixed Income Research Rating is 5.5 or higher, and (d) Agent shall provide all information and reports reasonably requested by Owner and Assignee in order to monitor the satisfaction of such conditions.

          (c) CERTIFICATE OF GUARANTOR. A duly executed certificate of Guarantor certifying that all representations and warranties made in the Guarantee are and remain true and correct on and as of the date of the Completion Advance as if made on and as of the date of the Completion Advance (except to the extent such representations and warranties expressly relate specifically to an earlier date) and no default under the Guarantee has occurred and is continuing on the date such Completion Advance is to be made or by reason of giving effect to such Completion Advance.

          (d) REQUEST FOR ADVANCE. A duly executed AIA Document G722 (or a substantially similar document), stating the total amount of the Completion Advance

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

                                      -26-


     requested, the date on which such advance is to be made, wiring instructions and a specific breakdown of items and costs for which the Completion Advance is to be made.

          (e) REVISED AFL UNIT LEASING RECORD. A revised AFL Unit Leasing Record prepared by Agent pursuant to subsection 2.3(b) hereof.

          (f) FINAL SURVEY. If not previously provided, a final as-built survey, as described in Section 6(f) hereof.

                    8.       REPRESENTATIONS AND
                    WARRANTIES OF AGENT

          Agent represents and warrants to Owner now and on the date of each advance that:

2   CORPORATE MATTERS.  Agent (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has full power, authority and legal right to own and operate its properties and to conduct its business as presently conducted and to execute, deliver and perform its obligations under the Lease, this Agreement, any Consent (as defined in the Lease) and the Construction Documents and (iii) is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification. Silicon Graphics Real Estate, Inc., a California corporation ("SGREI-CA") was organized on May 6, 1993, for purposes unrelated to this transaction. Agent was organized on November 12, 1993 to effect a reincorporation of SGREI-CA as a Delaware corporation. SGREI-CA will be merged into Agent no later than March 31, 1994, whereupon Agent will, by operation of law succeed to all of SGREI-CA's rights and obligations.

3             POWER AND AUTHORITY.  The consummation of the transactions herein contemplated and the performance and observance of Agent's obligations under this Agreement have been, and the Construction Documents have been or will be, duly authorized by all necessary corporate action on the part of Agent. The execution, delivery and performance by Agent of this Agreement, any Consent (as defined in the Lease) and the Construction Documents will not result in any violation of any term of the articles of incorporation or the by-laws of Agent, do not require stockholder approval or the approval or consent of any trustee or holders of indebtedness of Agent except such as have been obtained prior to the date hereof and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any property or assets of Agent under, any indenture, mortgage or other agreement or instrument to which Agent is a party or by which it or any of its property is bound, or any existing applicable law,


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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
                                      -27-


rule, regulation, license, judgment, order or decree of any Governmental Authority or court having jurisdiction over Agent or any of its activities or properties.

4             BINDING AGREEMENT.  This Agreement and any Consent have been, and each of the Construction Documents will be, duly authorized, executed and delivered by Agent and, assuming the due authorization, execution and delivery of this Agreement and any Consent by Owner and the Construction Documents by the parties thereto other than Agent, this Agreement and any Consent are, and each of the Construction Documents when executed and delivered will be, a legal, valid and binding obligation of Agent, enforceable according to its terms.

5             NO LITIGATION.  There is no action, suit, proceeding or
investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of the Agent threatened against or affecting Agent or Guarantor or any property or rights of Agent or Guarantor which questions the enforceability of this Agreement or which, if adversely determined, would (i) affect Owner's title to any Unit Premises, Unit Improvements, Unit FF&E or Unit, (ii) have a material adverse impact on the value or use of any Unit, or (iii) have a material adverse impact on the financial condition or business of Agent and Guarantor, taken as a whole, or, which if adversely determined, would materially impair the ability of Agent to perform its obligations hereunder or of Guarantor to perform its obligations under the Guarantee.

6             CONSENTS, APPROVALS, AUTHORIZATIONS, ETC.  There are no consents, permits, licenses, orders, authorizations, approvals, waivers, extensions or variances of, or notices to or registrations or filings with (each a "Governmental Action"), any Governmental Authority or public body or authority which are or will be required in connection with the valid execution, delivery and performance of this Agreement and the Construction Documents, except for customary Governmental Actions required for the construction of any improvements to any Unit Premises, or the occupancy, use or placement in service of such improvements or any Unit of Equipment, which in all cases have been or will be obtained prior to the time required ("Customary Governmental Actions"), or any Governmental Action (i) which is or will be required in connection with any participation by Owner in the transaction contemplated by any bill of sale, deed, assignment, assumption, ownership agreement, or operating agreement relating to any Unit Premises, Unit Improvements, Unit FF&E or Unit, except for any Customary Governmental Actions which will, if any, be obtained by Agent on behalf of Owner, or (ii) which is or will be required to be obtained by Owner, except for any Customary Governmental Actions which will, if any, be obtained by Agent on behalf of Owner, Agent, Merrill, Merrill Leasing, any Assignee or an Affiliate of the foregoing, during the term of this Agreement, with respect to any Unit Premises, Unit Improvements, Unit FF&E or Unit, except in all cases for such Governmental Actions, (A) as have been duly obtained, given or accomplished, with true copies thereof delivered to Owner, and (B) as may be required by applicable law not now in effect.

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

7             COMPLIANCE WITH CONTRACTUAL REQUIREMENTS, LEGAL REQUIREMENTS AND
INSURANCE REQUIREMENTS. The construction, operation, use, and physical condition of each Unit Premises, the Unit Improvements, Unit, and item of Unit FF&E comply with all Contractual Requirements, Legal Requirements and Insurance Requirements, except any Contractual Requirements or Legal Requirements, the non-compliance with which, individually or in the aggregate, (i) will not place either Owner or any Assignee in any danger of civil liability for which Owner or any Assignee is not adequately indemnified (Agent's obligations under Section 12 of this Agreement shall be deemed to be adequate indemnification if no Event of Default exists and if such civil liability is reasonably likely to be less than $5,000,000) or subject Owner or any Assignee to any criminal liability as a result of failure to comply therewith, (ii) will not result in a material diminution in the value of any Property or Equipment, and (iii) is consistent with prudent business practices.

8             NO DEFAULT.  Neither Agent nor Guarantor is in violation of or in default under or with respect to any Contractual Requirement or Legal Requirement in any respect which could be materially adverse to the business, operations, properties or financial or other condition of Agent or Guarantor, or which could materially adversely affect the ability of Agent to perform its obligations under this Agreement or any of the Construction Documents or of the Guarantor to perform its obligations under the Guarantee.

9             OWNERSHIP; LIENS.  No Unit Premises, Unit Improvements, Unit
FF&E, or Unit is subject to any Lien, except for Permitted Liens.

10             FINANCIAL STATEMENTS.  Agent has caused to be furnished to Owner
Guarantor's Annual Report on Form 10-K for the year ended June 30, 1993 and Guarantor's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993. The financial statements contained in such documents fairly present the financial position, results of operations and statements of cash flow of Guarantor as of the dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

11             CHANGES.  Since September 30, 1993, there has been no material adverse change in the financial condition or business of Guarantor, nor any change which would materially impair the ability of Agent to perform its obligations under this Agreement or any of the Construction Documents or which would materially impair the ability of Guarantor to perform its obligations under the Guarantee.

12            SUITABILITY OF EACH UNIT PREMISES.  Each Unit Premises is or will be made suitable in all material respects (including, without limitation, ground conditions, utilities, and condition of title) for the construction of the related Unit Improvements.

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

13            ERISA.  Agent has not established and does not maintain or contribute to any employee benefit plan that is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended from time to time.

14            GROUND LEASE.  Each Ground Lease is a Mortgageable Ground Lease
except to the extent agreed to in writing by Owner and Assignee, and is in full force and effect and has not been modified, amended or changed in any manner that has not been disclosed in writing to Owner, nor is there any material default under any Ground Lease nor event which, with the giving of notice or the passage of time or both, would constitute a default under such Ground Lease, nor to the best knowledge of Agent has any party under any Ground Lease commenced any action or given or received any notice for the purpose of terminating any Ground Lease, and all rents, additional rents and other sums due and payable under the Ground Lease have been paid in full.

15            STATUS OF AGENT.  Not less than 90% of Agent's common stock is owned directly or indirectly by Guarantor.

                    9.       AFFIRMATIVE COVENANTS

          Agent hereby agrees that, so long as this Agreement remains in effect, Agent shall keep and perform fully each and all of the following covenants:

2      PERFORMANCE UNDER OTHER AGREEMENTS.  Agent shall duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed hereunder and shall duly perform and observe, in all material respects, all of the covenants, agreements and conditions on its part which it is obligated to perform or observe under the Construction Documents.

3             NO ENCROACHMENTS.  The Unit Improvements shall be constructed entirely on the related Unit Premises and shall not encroach upon or overhang (unless consented to by the affected property owner) any easement or right-of-way on land of others in any manner that would materially impair the value or utility of the Unit Premises. Upon request of Owner, Agent shall furnish from time to time satisfactory evidence, other than, unless otherwise required by this Agreement, an as-built survey, of compliance with the foregoing covenants. If any discrepancies exist between the legal description set forth on the survey described in Section 4(h) hereof and the final as-built survey provided pursuant to Section 6 or 7 hereof, Owner and Agent shall cooperate, at Agent's expense, in amending the legal descriptions in all recorded documents creating or affecting the Unit Premises, including, without limitation, any easements, to reflect the correct as-built description.



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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

4             INSURANCE.

          (a) INSURANCE WITH RESPECT TO EACH UNIT PREMISES, THE UNIT IMPROVEMENTS, UNIT FF&E AND UNIT. Agent will maintain or cause to be maintained on each Unit Premises, the Unit Improvements, Unit FF&E and Unit insurance of the same types, in the same amounts and on the same terms and conditions as the insurance required by paragraph (c) and paragraphs (f) through (1) of Section 10 of the Lease, except that the terms "Owner", "Agent" and "this Agreement" shall substitute for the terms "the Lessor", "the Lessee" and "this Lease", respectively, the phrase "Unit Premises, Unit Improvements, Unit FF&E and Unit" shall substitute for the phrase "Parcel of Property", and references to "Equipment" or "Unit of Equipment" shall be deemed deleted; provided, that in lieu of the insurance required by paragraph (c)(i) of Section 10 of the Lease, Agent shall maintain or cause to be maintained All Risk Builders' Risk Completed Value Non-Reporting Form Insurance, including collapse coverage and fire insurance with extended coverage, in an amount not less than one hundred percent (100%) of the completed insurable value of the respective Unit Improvements and Unit FF&E. The term "completed insurable value" as used herein means the actual replacement cost, including the cost of debris removal, but excluding the cost of constructing foundation and footings.

          (b) Agent covenants that it will not use, carry on construction with respect to, or occupy any Unit or permit the use, construction, or occupancy of any Unit Premises, Unit Improvements, Unit FF&E or Unit at any time when the insurance required by paragraph (a) of this subsection is not in force with respect to such Unit Premises, Unit Improvements, Unit FF&E or Unit.

5             INSPECTION OF BOOKS AND RECORDS.  Upon reasonable notice, Owner or Assignee or designated representatives of either of them, shall have the right of entry and free access to each Unit Premises, the Unit Improvements, Unit FF&E and each Unit and the right to inspect all work done, labor performed and materials furnished in and about each Unit Premises, the Unit Improvements, Unit FF&E and each Unit and at reasonable times the right to inspect all books, contracts and records of Agent relating to each Unit Premises, the Unit Improvements, Unit FF&E and each Unit.

6             EXPENSES.  Agent shall pay upon demand all obligations, costs and expenses incurred by Owner with respect to any and all transactions contemplated herein and the preparation of any document reasonably required hereunder and the prosecution or defense of any action or proceeding or other litigation affecting Agent or any Unit Premises, Unit Improvements, Unit FF&E or Unit, including (without limiting the generality of the foregoing) all Financing Costs not capitalizable by Owner in Unit Acquisition Cost and amounts required to reimburse Owner for its obligations, costs and expenses arising in connection with the termination of any Credit Agreement (whether as a result of a default thereunder or otherwise), costs incurred in connection with terminating and obtaining Owner's equity financing, title and

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
conveyancing charges, recording and filing fees and taxes, title search fees, rent under the Ground Leases, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', rating agencies', accountants' and reasonable attorneys' fees and disbursements, and will reimburse to Owner all expenses paid by Owner of the nature described in this subsection 9.5 which have been or may be incurred by Owner with respect to any and all of the transactions contemplated herein. In the event Agent shall fail to reimburse Owner within ten (10) Business Days after presentation of a bill and demand for payment therefor, Owner may pay or deduct from the advances to be made any of such expenses and any proceeds so applied shall be deemed advances under this Agreement, and deducted from the total funds available to Agent under this Agreement. Notwithstanding anything to the contrary contained in the foregoing, Agent shall not be required to reimburse Owner for any of the foregoing obligations, costs and expenses which constitute properly capitalizable costs under generally accepted accounting practices and which Owner is able to finance under a Credit Agreement, which obligations, costs and expenses shall, subject to the terms and conditions hereof, be capitalized by Owner and included in Unit Acquisition Cost. Expenses incurred by Owner (including, without limitation, Financing Costs) in financing obligations, costs and expenses pending such allocation as a capitalizable cost to a Unit shall be payable by Agent hereunder, if not capitalizable by Owner as set forth in the prior sentence.

7             CERTIFICATES; OTHER INFORMATION.  Agent shall furnish to Owner:

          (a) concurrently with the delivery of the financial statements referred to in subsection 9.6(b) hereof, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, Agent during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and in all material respects in the Construction Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Event of Default or Potential Default except as specified in such certificate;

          (b) from time to time, (i) promptly, and in any event not more than 100 days after the end of the fiscal year of Guarantor, copies of Guarantor's Annual Reports on Form 10-K, and promptly, and in any event not more than 60 days after the end of each fiscal quarter of Guarantor, copies of Guarantor's Quarterly Reports on Form 10-Q, in each case accompanied by a certificate of a Responsible Officer of Guarantor setting forth a calculation of the Guarantor's Consolidated Tangible Net Worth, and promptly, any report Guarantor files on Form 8-K with the SEC, (ii) promptly upon request, such other information with respect to the operations, business, property, assets, financial condition or litigation of Agent and Guarantor, taken as a whole, as Owner or any Assignee shall

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
     reasonably request, (iii) promptly after a Responsible Officer of Agent or Guarantor obtains knowledge of any Event of Default or Potential Default or Event of Unit Termination or Potential Event of Unit Termination, a certificate of a Responsible Officer of Agent or Guarantor specifying the nature and period of existence of such Event of Default or Potential Default or Event of Unit Termination or Potential Event of Unit Termination, and what action, if any, Agent or Guarantor has taken, is taking, or proposes to take with respect thereto, (iv) promptly after a Responsible Officer of Agent or Guarantor obtains knowledge of any material adverse change in the financial condition or business of Agent and Guarantor, taken as a whole, or of any litigation of the type described in subsection 8.4 hereof, a certificate of a Responsible Officer of Agent or Guarantor describing such change or litigation as the case may be, and (v) promptly after Agent obtains knowledge of any and all Liens other than Permitted Liens on any Unit Premises, Unit Improvements, Unit FF&E, or Unit, a detailed statement describing each such Lien.

8             CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.  Agent shall preserve, renew and keep in full force and effect its corporate existence (except as otherwise permitted herein), and take all reasonable action to maintain all rights, privileges and franchises material to the conduct of its business, and comply with all Legal Requirements with respect thereto; provided, however, that nothing contained in this subsection 9.7 shall prevent Agent from ceasing or omitting to exercise any rights, privileges or franchises which in the reasonable judgment of Agent can no longer be profitably exercised or prevent Agent from selling, abandoning or otherwise disposing of any property, the retention of which in the reasonable judgment of Agent is inadvisable to the business of Agent, or prevent any liquidation of any subsidiary of Agent, or any merger, consolidation or sale, permitted by the provisions of subsection 10.2 hereof.

9             NOTICES.  Agent shall give notice to Owner promptly upon the occurrence of:

          (a)  any litigation or proceeding of the nature described in Section
     8.4 hereof or otherwise affecting any Unit Premises, Unit Improvements, Unit FF&E or Unit;

          (b) any notice given pursuant to any of the Construction Documents that a material default by Agent has occurred thereunder, if the termination of such Construction Document could reasonably be expected to result in an inability to complete the Unit Improvements by the applicable Unit Completion Date;

          (c) any notice given by Agent alleging that a material default has occurred pursuant to any of the Construction Documents, if the termination of such Construction Document could reasonably be expected to result in an inability to complete the Unit Improvements by the applicable Unit Completion Date;

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

          (d) any condition which results or is reasonably likely to result in a Force Majeure Delay in completion of the Unit Improvements;

          (e) notices received from the lessor under any Ground Lease affecting or purporting to affect the rights, interest or obligations of the ground lessee or of actual or alleged default thereunder; and

          (f)  the imposition of any Lien, other than Permitted Liens.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, Agent proposes to take with respect thereto.

10             CONTRACTUAL REQUIREMENTS, LEGAL REQUIREMENTS AND INSURANCE
REQUIREMENTS.  Agent shall comply with:

          (a)  all Contractual Requirements;

          (b) every Insurance Requirement the failure to comply with which could affect the coverage of the insurance; and

          (c) Legal Requirements affecting (i) the execution, delivery and performance of this Agreement and the Construction Documents and (ii) any Unit Premises, Unit Improvements, item of Unit FF&E or Unit;

except any Contractual Requirements or Legal Requirements, the non-compliance with which, individually or in the aggregate, (x) will not place either the Owner or any Assignee in any danger of civil liability for which the Owner or any Assignee is not adequately indemnified (the Agent's obligations under Section 12 of this Agreement shall be deemed to be adequate indemnification if no Event of Default exists and if such civil liability is reasonably likely to be less than $5,000,000) or subject the Owner or any Assignee to any criminal liability as a result of failure to comply therewith, (y) will not result in a material diminution in the value of any Unit Premises, Unit Improvements, item of Unit FF&E or Unit, and (z) is consistent with prudent business practices.

11             PAYMENT OF TAXES.  With respect to any Unit Premises, Unit
Improvements, Unit FF&E, or Unit, Agent shall make all required reports to the appropriate taxing authorities and shall pay during the term of this Agreement the taxes that Agent would be required to pay if such Unit Premises, Unit Improvements or Unit was a Parcel of Property under paragraph (c) of Section 9 of the Lease, subject, however, to the rights of Agent with respect to

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

Permitted Contests. Payment of such taxes shall be on the terms set forth in paragraph (c) of Section 9 of the Lease.

12             FILINGS, ETC.  Agent shall promptly and duly execute, deliver, file, and record, at Agent's expense, all such documents, statements, filings, and registrations, and take such further action as Owner shall from time to time reasonably request in order to establish, perfect and maintain Owner's title to and interest in any Unit Premises, Unit Improvements, Unit FF&E and any Unit and any Assignee's interest in this Agreement, any Unit Premises, Unit Improvements, Unit FF&E or any Unit as against Agent or any third party in any applicable jurisdiction.

13             USE OF PROCEEDS.  The proceeds of each advance shall be used by
Agent for payment of costs specified in the applicable request for the advance and in accordance with the respective Unit Budget.

14             COMPLIANCE WITH OTHER REQUIREMENTS.  Agent shall use commercially reasonable precautions to prevent loss or damage to any Unit Premises, Unit Improvements, Unit FF&E, or any Unit and to prevent injury to third Persons or property of third Persons. Agent shall cooperate fully with Owner and all insurance companies providing insurance pursuant to subsection 9.3 hereof in the investigation and defense of any claims or suits arising from the ownership or operation of equipment or ownership, use, or occupancy of any Unit Premises, Unit Improvements, Unit FF&E, or any Unit; provided, that nothing contained in this subsection shall be construed as imposing on Owner any duty to investigate or defend any such claims or suits. Agent shall comply and shall use all reasonable efforts to cause all Persons operating equipment on, using or occupying any Unit Premises, Unit Improvements, Unit FF&E, or any Unit to comply with every Insurance Requirement and Legal Requirement regarding acquiring, titling, registering, leasing, subleasing, insuring, using, occupying, operating and disposing of any Unit Premises, Unit Improvements, Unit FF&E, or any Unit, and, if applicable, the licensing of operators thereof.

15             EVIDENCE OF COMPLIANCE.  Agent shall furnish Owner and any
Assignee with such additional or updated documents, reports, certificates, affidavits and other information, in form and substance satisfactory to Owner and any Assignee in their reasonable judgment, as Owner and any Assignee may reasonably require to evidence compliance by Agent with all of the provisions of this Agreement.

16             STATEMENT OF EXPENDITURES.  At Owner's request, Agent shall supply Owner and any General Contractor with a statement setting forth the names, addresses and amounts due or to become due as well as the amounts previously paid to every contractor, subcontractor or Person furnishing materials, performing labor or entering into the construction of any part of the Unit Improvements.


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                                                             THIS AGREEMENT FOR
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                                      -35-


17             CERTAIN DOCUMENTS.  Agent shall furnish to Owner, if requested by
Owner, the contracts, bills of sale, statements, receipted vouchers, or other documents under which title to the Unit Premises or Unit Improvements, or a leasehold interest therein is claimed.

18             CHANGE UNIT BUDGET OR PLANS.  Agent will obtain the prior written consent of all Governmental Authorities the approval of which is required by applicable Legal Requirements for modification or supplementation of any Unit Plans or Unit Budget.

10         NEGATIVE COVENANTS

          Agent hereby agrees that, so long as this Agreement remains in effect, Agent shall not directly or indirectly:

2   RECEIVE CERTAIN ADVANCES.   Receive advances with respect to a
Unit which exceed the Unit Budget for such Unit.

3             PROHIBITION OF FUNDAMENTAL CHANGES.  Consolidate with or merge into any other Person as such prohibition is set forth in Section 26 of the Lease, except that the term "Owner" shall substitute for the term "the Lessor" and the term "Agent" shall substitute for the term "the Lessee".

4             NOTIFICATION OF OPENING OF A UNIT.  Open or operate a Unit prior to the delivery to Owner of the Certificate of Substantial Completion and the AFL Unit Leasing Record for the Unit.

5             ACQUIRE FEE OR LEASEHOLD INTEREST.  Acquire a fee or leasehold interest on behalf of Owner in any Unit Premises until Agent has delivered all documents required by Section 4 hereof and in the reasonable judgment of Owner satisfied the conditions set forth in such Section 4.

6             ASSIGNMENT OF OBLIGATIONS.  Assign its obligations hereunder to any other party except in accordance with Section 19 of this Agreement.

11.         EVENTS OF DEFAULT AND EVENTS
                         OF UNIT TERMINATION



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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
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                                      -36-


2   EVENTS OF DEFAULT.  The occurrence of any of the following shall constitute an Event of Default:

          (a) FAILURE TO MAKE PAYMENTS. Failure to pay the purchase price of a Unit when due in the event of a required purchase by Agent hereunder; or failure by Agent to pay any other amount hereunder and the continuance of such failure to pay such other amount for ten (10) days after written notice of such failure by Owner to Agent.

          (b) UNAUTHORIZED ASSIGNMENTS, ETC. Assignment by Agent of any interest in this Agreement or any advance to be made hereunder or any interest in either.


          (c) MISREPRESENTATIONS. Any representation or warranty made herein or which is contained in any certificate, document or financial or other statement furnished under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made.

          (d) BANKRUPTCY, ETC. The entry of a decree or order for relief in respect of Agent or Guarantor by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Agent or Guarantor or of any substantial part of Agent's or Guarantor's property, or ordering the winding up or liquidation of Agent's or Guarantor's affairs, or the commencement against Agent or Guarantor of any involuntary case under any such law and the continuance of any such case unstayed and in effect for a period of sixty (60) consecutive days. Also, the discontinuance of Agent's or Guarantor's business operations, Agent's or Guarantor's general inability to pay their debts as they become due or Agent or Guarantor's admission, each as to itself, of a general inability to pay its debts as they come due or of bankruptcy, or the commencement by Agent or Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by Agent or Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Agent or Guarantor or of any substantial part of Agent's or Guarantor's property, or the making by Agent or Guarantor of an assignment for the benefit of creditors, or the failure of Agent or Guarantor generally to pay their debts as such debts become due, or the taking of corporate action by Agent or Guarantor in furtherance of any such action.

          (e) OTHER DEFAULTS. Agent shall default in the performance or observance of any other term, covenant, condition or obligation contained in this Agreement and, in the case of such default other than a default arising under subsection 9.3 hereof, such default


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                                                             THIS AGREEMENT FOR
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                                                                AND PROPRIETARY
                                      -37-


     shall continue for thirty (30) days after written notice shall have been given to Agent by Owner specifying such default and requiring such default to be remedied; provided that such event shall not be an Event of Default if (i) such default is of a nature that it cannot be completely remedied with reasonable and diligent efforts within such thirty (30) day period, but is capable of being remedied within an additional ninety (90) days and
     (ii) Agent shall have instituted and thereafter diligently and continuously prosecuted to completion all steps necessary to remedy such default and such default is in fact remedied within an additional 90 days and (iii) the continuance of such default will not place the Owner or any Assignee in any danger of civil liability for which the Owner or any Assignee is not adequately indemnified (the Agent's obligations under Section 12 of this Agreement shall be deemed to be adequate indemnification if no other Event of Default exists hereunder or if such civil liability is reasonably likely to be less then $5,000,000) or subject the Owner or any Assignee to any criminal liability as a result of such default; and further provided, that an Event of Unit Termination shall not constitute an Event of Default hereunder.

          (f) GUARANTOR. Any representation or warranty made by Guarantor in the Guarantee proves to be false or inaccurate in any material respect when made or deemed made or the Guarantor defaults in the performance of any obligation or covenant contained in the Guarantee.

          (g) GUARANTEE. Guarantor defaults in any obligation under the Guarantee which default continues after the period of any grace period granted to the Agent hereunder in respect of such guaranteed obligation, or Guarantor defaults in its obligations set forth in Section 11 of the Guarantee and such default continues for twenty (20) Business Days after notice thereof by Owner to Guarantor.

          (h) DEFAULT UNDER LEASE. An Event of Default (as defined in the Lease) shall occur under the Lease.

          (i) PAYMENT OF OBLIGATIONS. A default or event of default, the effect of which is to permit the holder or holders of any indebtedness (including, without limitation, lease obligations which are shown on the balance sheet of Agent or Guarantor or which relate to sale-leaseback transactions), or a trustee or agent on behalf of such holder or holders, to cause such indebtedness to become due prior to its stated maturity, shall occur under the provisions of any agreement pursuant to which such indebtedness was created or any instrument evidencing such indebtedness of Agent or Guarantor in excess of $20,000,000 in the aggregate or any obligation of Agent or Guarantor for the payment of such indebtedness shall
     (A) become or be declared to be due and payable prior to its stated maturity and shall not be paid when due, or (B) not be paid when due.



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                                                             THIS AGREEMENT FOR
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                                      -38-


          (j) NEGATIVE COVENANTS. Agent shall default in the performance or observance of any agreement, covenant or condition contained in Section 10 hereof.

          (k) JUDGMENT DEFAULTS. Final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against Agent or Guarantor by any U.S. Federal or state court and the same shall remain undischarged for a period of thirty (30) days during which execution of such judgments shall not be effectively stayed.

3              OWNER'S RIGHTS UPON AN EVENT OF DEFAULT.  Upon the occurrence and continuation of any Event of Default Owner may do any one or more of the following:

          (a) Terminate this Agreement and/or Owner's obligations to make any further advances hereunder;

          (b) To the extent permitted by applicable law, take immediate possession of any Unit Premises, Unit Improvements, Unit FF&E, and Unit with respect to which Owner has made an Initial Advance and remove any equipment or property of Owner in the possession of Agent, wherever situated, and for such purpose, enter upon any such Unit Premises, Unit Improvements or Unit without liability to Agent for so doing;

          (c) Whether or not any action has been taken under (a) above, sell any Unit Premises, Unit Improvements, Unit FF&E, or Unit (with or without the concurrence or request of Agent) at public or private sale (judicially or non-judicially), pursuant to such notices and procedures as may be required by law, to the extent such requirements are not effectively waived by Agent hereunder; provided that the disposition of any Unit Premises, Unit Improvements, Unit FF&E, or Unit shall take place in a commercially reasonable manner;

          (d) Hold, use, occupy, operate, remove, lease, sublease or keep idle any Unit Premises, Unit Improvements, Unit FF&E, or Unit as Owner in its sole discretion may determine, without any duty to account to Agent with respect to any such action or inaction or for any proceeds thereof, except as may be expressly set forth herein; and

          (e) Exercise any other right or remedy which may be available under applicable law and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce the terms hereof or to recover damages for the breach hereof.

          Suit or suits for the recovery of any default in the payment of any sum due hereunder or for damages may be brought by Owner from time to time at Owner's election, and nothing herein contained shall be deemed to require Owner to await the date whereon this


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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

                                      -39-


Agreement or the term hereof would have expired by limitation had there been no such default by Agent or no such termination or cancellation.

          The receipt of any payments under this Agreement by Owner with knowledge of any breach of this Agreement by Agent or of any default by Agent in the performance of any of the terms, covenants or conditions of this Agreement, shall not be deemed to be a waiver of any provision of this Agreement.

          No receipt of moneys by Owner from Agent after the termination or cancellation hereof in any lawful manner shall reinstate or continue this Agreement, or operate as a waiver of the right of Owner to recover possession of any Unit Premises, Unit Improvements, Unit FF&E, or Unit by proper suit, action, proceedings or remedy or operate as a waiver of the right to receive any and all amounts owing by Agent to or on behalf of Owner hereunder; it being agreed that, after the service of notice to terminate or cancel this Agreement, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of any Unit Premises, Unit Improvements, Unit FF&E, or Unit, Owner may demand, receive and collect any moneys payable hereunder, without in any manner affecting such notice, proceedings, suit, action, order, warrant or judgment; and any and all such moneys so collected shall be deemed to be payments on account for the use, operation and occupation of the Unit Premises, Unit Improvements, Unit FF&E, or Unit, or at the election of Owner, on account of Agent's liability hereunder.

          After any Event of Default, Agent shall be liable for, and Owner may recover from Agent, (i) all of Owner's obligations, costs and expenses incurred in connection with its obligations under this Agreement and for which Owner may demand reimbursement pursuant to subsection 9.5 hereof, (ii) all amounts payable pursuant to subsection 11.4 and Section 12 hereof and (iii) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by Owner by reason of such Event of Default and the exercise of Owner's remedies with respect thereto, including, in the event of a sale by Owner of any Unit Premises, Unit Improvements, Unit FF&E or Unit pursuant to this subsection 11.2, all costs and expenses associated with such sale. The amounts payable in clauses (i) through (iii) above are hereinafter sometimes referred to as the "Accrued Default Obligations". Accrued Default Obligations, as used in this paragraph, shall not include any damages for loss of opportunity or profits arising from the prospective use, operation and occupancy by parties other than Agent of any Unit or from alternate investments foregone by Owner in acquiring the Unit or the anticipated receipt of income therefrom, in each case, subsequent to Agent's possession of such Unit after the Lease Term.

          After an Event of Default, Owner may sell its interest in any Unit Premises, Unit Improvements, Unit FF&E, and Unit to any non-affiliate of Owner upon any terms that Owner

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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
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                                      -40-


deems satisfactory, free of any rights of Agent or any Person claiming through or under Agent. In the event of any such sale, in addition to the Accrued Default Obligations, Owner shall be entitled to recover from Agent, as liquidated damages, and not as a penalty, an amount equal to the Unit Acquisition Cost of any Unit Premises, Unit Improvements, Unit FF&E or Unit so sold, minus the proceeds of such sale received by Owner. Proceeds of sale received by Owner in excess of the Unit Acquisition Cost of such Unit Premises, Unit Improvements, Unit FF&E or Unit sold shall be credited against the Accrued Default Obligations Agent is required to pay under this subsection 11.2. If such proceeds exceed the Accrued Default Obligations, or, if Agent has paid all amounts required to be paid under this subsection 11.2, such excess shall be paid by Owner to Agent. As an alternative to any such sale, or if Agent converts any Unit Premises, Unit Improvements, Unit FF&E or Unit after an Event of Default, or if such Unit Premises, Unit Improvements, Unit FF&E or Unit is lost or destroyed, in addition to the Accrued Default Obligations, Owner may cause such Agent to pay to Owner, and Agent shall pay to Owner, as liquidated damages and not as a penalty, and as consideration for the transfer of Owner's interest in the applicable Unit Premises, Unit Improvements, Unit FF&E or Unit, an amount equal to the Unit Acquisition Cost of such Unit Premises, Unit Improvements, Unit FF&E or Unit. In the event Owner receives payment pursuant to the previous sentence of this paragraph, Owner shall transfer all of Owner's right, title and interest in and to the Unit Premises, Unit Improvements, Unit FF&E and Unit to Agent.

        In the event of a sale pursuant to this subsection 11.2, upon receipt by Owner of the amounts payable hereunder, Owner shall transfer all of Owner's right, title and interest in and to the Unit Premises, Unit Improvements, Unit FF&E and Unit to Agent or a purchaser other than Agent, as the case may be.

          No remedy referred to in this subsection 11.2 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Owner at law or in equity, and the exercise in whole or in part by Owner of any one or more of such remedies shall not preclude the simultaneous or later exercise by Owner of any or all such other remedies. No waiver by Owner of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

          With respect to the termination of this Agreement as to any Unit Premises, Unit Improvements, Unit FF&E, or Unit as a result of an Event of Default, Agent hereby waives service of any notice of intention to re-enter. Agent hereby waives any and all rights to recover or regain possession of any Unit Premises, Unit Improvements, Unit FF&E, or Unit or to reinstate this Agreement as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.


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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

4              EVENTS OF UNIT TERMINATION.  The occurrence of any of the
following shall constitute an Event of Unit Termination with respect to a Unit:

          (a) UNSATISFACTORY TITLE. If at any time title to any Unit Premises, Unit Improvements or Unit is not reasonably satisfactory to Owner by reason of any Lien, encumbrance, or other environmental defect (even though the same may have existed at the time of any prior advance), except for Permitted Liens, and such Lien, encumbrance or other defect is not corrected by bonding, deposit or payment within thirty (30) days after notice to Agent.

          (b) DAMAGE OR DESTRUCTION. If any Unit Improvements are partially or totally damaged or destroyed by fire or any other cause and the restoration thereof cannot reasonably be expected to be completed so that the Unit Improvements will be completed on or before the applicable Unit Completion Date. Agent hereby expressly waives the benefits of Sections 1932 and 1933 of the California Civil Code.

          (c) CESSATION OF CONSTRUCTION. If there is any cessation of construction of the Unit Improvements for any period after the date construction shall commence in excess of sixty (60) successive calendar days, unless the conditions of each of subparagraphs (1) and (2) hereof shall have been satisfied:

               (1) the cessation of construction shall have been caused by Force Majeure Delay; or

               (2) from time to time upon Owner's reasonable request therefor during any such cessation of construction, Agent shall furnish to Owner reasonably satisfactory evidence that (notwithstanding such cessation of construction) the completion of the Unit Improvements can be accomplished on or before the respective Unit Completion Date (subject to extension permitted in the case of Force Majeure Delay) and within the Unit Budget.

          (d) NONCONFORMING WORK. If the construction of the Unit Improvements, or any part thereof, is made in a manner other than as herein provided or any materials, fixtures or articles are not in accordance with the Unit Plans and Agent fails to proceed diligently to correct such nonconforming work in a reasonably prompt and satisfactory fashion after notice and demand by Owner, or if Agent shall fail to proceed diligently to correct any structural defect in the Unit Improvements in a reasonably prompt and satisfactory fashion after notice and demand by Owner.


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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

          (e) NON-COMPLIANCE WITH CERTAIN LEGAL REQUIREMENTS. If Agent fails to comply with any Legal Requirement relating solely to such Unit Premises, Unit Improvements, Unit FF&E or Unit, the non-compliance with which, individually or in the aggregate would subject the Owner or any Assignee to any criminal liability as a result of failure to comply therewith.

          (f) FAILURE TO COMPLETE. If as of the close of business on a Unit Completion Date, the related Unit Improvements have not been completed as herein provided, or if the Certificate of Substantial Completion and AFL Unit Leasing Record have not been executed and delivered by the respective Unit Completion Date, or if Owner shall reasonably determine during the course of construction that the Unit Improvements cannot be completed by the Unit Completion Date, in either case subject to Force Majeure Delay.

          (g) PERMITS. If Agent shall fail to obtain or be unable to obtain any Permit, or if any Permit shall be revoked or otherwise cease to be in full force and effect unless, Agent shall have obtained reinstatement or reissuance of such Permit within thirty (30) days after the revocation or expiration thereof, or if such reinstatement or reissuance is of a nature that it cannot be completely effected within thirty (30) days, Agent shall have diligently commenced application for such reinstatement or reissuance and shall thereafter be diligently proceeding to complete said reinstatement or reissuance.

          (h) DEFAULT UNDER GROUND LEASE. Agent shall default in the observance or performance of any material term, covenant or condition of the Ground Lease relating to such Unit Premises on the part of Owner, as tenant thereunder, to be observed or performed, unless any such observance or performance shall have been waived or not required by the landlord under such Ground Lease or is within a grace period provided for in such Ground Lease, or if any one or more of the events referred to in such Ground Lease shall occur which would cause such Ground Lease to terminate without notice or action by the landlord thereunder or which would entitle the landlord under such Ground Lease to terminate such Ground Lease and the term thereof by the giving of notice to Owner without opportunity to cure, as tenant thereunder, or if any Ground Lease shall be terminated or canceled for any reason or under any circumstance whatsoever (other than action by Owner, but not other than action by Agent on behalf of Owner).

          (i) MATERIAL ADVERSE CHANGE. A material adverse change in the financial condition or business of Agent and Guarantor, taken as a whole, shall occur prior to the making of the Final Advance.

          (j) TAKINGS. If the use, occupancy or title to any Unit is taken, requisitioned or sold in, by or on account of actual or threatened eminent domain proceedings or other


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                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
     action by any Person or authority having the power of eminent domain (such events collectively referred to as a "Taking") and such Taking relates to all or a substantial portion of a Unit. Upon receipt of proceeds from any award or sale made in connection with such Taking, so long as no Event of Default or Potential Default has occurred and is continuing, and so long as Agent has made all payments to Owner required under subsection 11.4 hereof, Owner shall remit to Agent the net amount of such proceeds remaining after reimbursement for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Owner in connection with the negotiation and settlement of any proceedings related to such Taking; provided that, if such net proceeds shall exceed $2,000,000 the proceeds shall be retained by Owner and utilized to reduce the amount of its financing. If such proceeds are received prior to Agent making the payments required under subsection 11.4 hereof, or if such net proceeds shall exceed $2,000,000, the net proceeds shall be applied to the amount payable thereunder. A Taking shall be deemed of "all or a substantial portion" of a Unit if after such Taking a Unit is, or will be, unusable for Agent's ordinary business purposes. Provided that no Event of Default shall have occurred and be continuing, Agent may conclusively establish that a Taking is of "all or a substantial portion" of a Unit by so notifying the Owner and any Assignee in writing. Agent hereby expressly waives the benefits of Section 1265.130 of the California Code of Civil Procedure.

          (k) INSUFFICIENT AVAILABLE COMMITMENT. If Owner shall reasonably determine that the Available Commitment is not, or will not be, sufficient to allow Owner to make advances for completion of the Unit Improvements and acquisition and installation of Unit FF&E in accordance with the Unit Budget; provided that if Owner shall make such determination it shall give Agent written notice thereof and such event shall not be an Event of Unit Termination if the amount of such insufficiency shall be equal to or less than the amount of incomplete leasehold improvements and if Agent shall within ten (10) days of such notice enter into a written agreement with Owner in form reasonably acceptable to the Owner and any Assignee to pay for the completion of such portion of the incomplete leasehold improvements, in accordance with the Unit Plans and without seeking advances hereunder to reimburse such payments and acknowledging that, notwithstanding such payments, such leasehold improvements would be owned by Owner.

5             OWNER'S RIGHTS UPON EVENT OF UNIT TERMINATION.  If any Event of
Unit Termination with respect to a Unit shall occur, Owner shall have no further obligation to make advances to Agent with respect to such Unit, and Owner may, as liquidated damages and not as a penalty and as consideration for the transfer of the applicable Unit, require Agent to purchase, such Unit within fifteen (15) days after notice by Owner, and if Agent has notified Owner of a Taking in respect of a Unit as permitted by the last sentence of paragraph (j) of Section 11.3, Agent shall have the right and obligation to purchase such Unit within thirty (30) days of such


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                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
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                                      -44-


notice by Agent, in any such case at a price equal to the Unit Acquisition Cost for such Unit. At the time of such sale, Agent shall be required to pay to Owner Owner's obligations, costs, losses, damages, and expenses (including, without limitation, reasonable attorneys' fees and expenses) sustained by Owner by reason of such Event of Unit Termination and exercise of Owner's rights under this subsection 11.4.

12.         INDEMNITIES

          (a) Agent shall indemnify and hold harmless Owner, Merrill, Merrill Lynch, Merrill Leasing, any Assignee, any successor or successors and any Affiliate of each of them, and their respective officers, directors, incorporators, shareholders, partners (general and limited, including, without limitation, the general and limited partners of Owner), employees, agents and servants (each of the foregoing an "Indemnified Person") from and against all liabilities (including, without limitation, strict liability in tort and environmental law), taxes (to the extent provided in subparagraph (ii) below), losses, obligations, claims (including, without limitation, strict liability in tort), damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) or judgments of any nature relating to or in any way arising out of:

               (i) The ordering, delivery, acquisition, construction, title on acquisition, rejection, installation, possession, titling, retitling, registration, reregistration, custody by Agent of title and registration documents, ownership, use, non-use, misuse, financing, lease, sublease, operation, transportation, repair, control or disposition of any Unit Premises, Unit Improvements, item of Unit FF&E, or Unit, or the past, present or future presence or release of hazardous substances on, under, to or from, or the generation on or transportation of hazardous substances to or from, any Unit Premises or the failure to report, disclose or remediate the same; and

               (ii) Any of the claims, demands, fees, taxes, violations of contract, or any other matter or situation described in or contemplated by the indemnification provisions of subparagraphs (b),
          (c) and (d) of Section 11 of the Lease and subject to the same exclusions set forth therein or elsewhere in Section 11 of the Lease, except that this Agreement shall substitute the terms "Owner" for "the Lessor", "Agent" for "the Lessee", "this Agreement" for "this Lease", and shall substitute the phrase "Unit Premises, Unit Improvements, Unit FF&E or Unit" for the phrase "Property or Equipment" and for the word "Property".

          (b) The indemnification required under this Section 12 shall be upon the terms provided in the paragraphs of Section 11 of the Lease following paragraph (d) thereof, except

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
that this Agreement shall substitute the terms in the same manner as described in subparagraph (a)(ii) above.

13.         LEASEHOLD INTERESTS

          The provisions of Section 29 of the Lease shall govern each Ground Lease hereunder, except this Agreement shall substitute the terms "Owner" for "the Lessor", "Agent" for "the Lessee", "Unit Premises, Unit Improvements, Unit FF&E and Unit" for "Parcel of Property" and "Section 13" for "Section 29".

14.         PURCHASES

          In connection with, and as a condition to, the purchase of any Unit Premises, Unit Improvements, Unit FF&E, or Unit pursuant hereto, (i) Agent shall pay at the time of purchase, in addition to the Unit Acquisition Cost and all other amounts payable by Agent under this Agreement, all transfer taxes, transfer gains taxes, mortgage recording tax, if any, recording and filing fees and all other similar taxes, fees, expenses and closing costs (including reasonable attorneys' fees) in connection with the conveyance of such Unit Premises, Unit Improvements, Unit FF&E, or Unit to Agent and all other amounts owing hereunder, and (ii) when Owner transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, Owner, but free of the Lien created pursuant to a Credit Agreement.

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

15.         OWNER'S RIGHT TO TERMINATE

          (a) Owner shall have the right, upon written notice to Agent, to terminate this Agreement with respect to each and every Unit Premises, Unit Improvements, Unit FF&E, or Unit for which an AFL Unit Leasing Record has not been executed by Owner and the Effective Date occurred as of the date stipulated in such notice if, (i) at any time, for any reason (other than an Event of Default by the Lessor under a Credit Agreement (as therein defined), which has not been caused by or resulted from an Event of Default under this Agreement or an Event of Default (as defined in the Lease) under the Lease or by a breach by Agent of its obligations under any agreement or document executed and delivered in connection with this Agreement or the Lease), Commercial Paper (as defined in the Lease) cannot be issued by Owner upon terms reasonably acceptable to Owner, Owner cannot arrange for bank borrowings to finance or refinance its obligations hereunder with respect to such Unit Premises, Unit Improvements, Unit FF&E or Unit upon terms reasonably acceptable to Owner, and Owner may no longer make or continue borrowings under a Credit Agreement sufficient to finance or refinance such obligations, (ii) at any time, for any reason (other than an Event of Default by Owner under a Credit Agreement (as therein defined) which has not been caused by or resulted from an Event of Default under this Agreement or from a breach by Agent of its obligations under any agreement or document executed and delivered in connection with this Agreement), a limited partner or partners of Owner cannot arrange for borrowings from the bank or banks acting as lender under a Credit Agreement in an amount equal to such limited partners' limited partnership interest or interests in Owner or (iii) such bank or banks which shall act as lender to a limited partner or partners of the Owner shall make a material change in the terms of any such lending arrangement a condition precedent to the extension of such lending arrangement without a corresponding change being effected under the Credit Agreement to which such lender is a party.

          (b) In the event of a termination with respect to any Unit Premises, Unit Improvements, Unit FF&E, or Unit pursuant to paragraph (a) of this Section 15, Agent shall be required to purchase, on the date stipulated in the written notice contemplated by paragraph (a) of this Section 15, such Unit or any Unit Premises, Unit Improvements or Unit FF&E constituting a part of such Unit as identified by Owner in such notice, for cash at its or their Unit Acquisition Cost.

16.         PERMITTED CONTESTS

          (a) Agent shall not be required, nor shall Owner have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge, Lien or encumbrance, or to comply or cause any Unit Premises, Unit Improvements, item of Unit FF&E, or Unit to comply with any Legal Requirement applicable to any Unit Premises, Unit Improvements, item of Unit FF&E, or Unit or the occupancy, use or operation thereof, so long as no Event of Default exists

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY
under this Agreement, and, in the opinion of Agent's counsel, Agent shall have reasonable grounds to contest the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings in the reasonable judgment of Owner, (i) shall not involve any material danger that any Unit Premises, Unit Improvements, item of Unit FF&E, or Unit would be subject to sale, forfeiture or loss, as a result of failure to comply therewith, (ii) shall not affect the payment of any sums due and payable hereunder or result in any such sums being payable to any Person other than Owner or any Assignee, (iii) will not place Owner or any Assignee in any danger of civil liability which is not adequately indemnified (Agent's obligations under Section 12 of this Agreement shall be deemed to be adequate indemnification if no Event of Default exists) or to any criminal liability, (iv) if involving taxes, shall suspend the collection of the taxes, and (v) shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Agent or any Unit Premises, Unit Improvements, item of Unit FF&E, or Unit is subject and shall not constitute a default thereunder (the "Permitted Contest"). Agent shall conduct all Permitted Contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of any Permitted Contest, pay and discharge all amounts which shall be determined to be payable therein. Owner shall cooperate in good faith with Agent with respect to all Permitted Contests conducted by Agent pursuant to this Section 16.

          (b) In the event Owner deems, in its sole discretion, that its interests under this Agreement or in any Unit Premises, Unit Improvements, item of Unit FF&E or Unit are not adequately protected in connection with a Permitted Contest brought by Agent under this Section 16 as a result of concerns related to the financial condition of the Guarantor, Agent shall give such reasonable security, as may be demanded by Owner to insure payment of such tax, assessment, levy, fee, rent, charge or Lien and compliance with any Legal Requirement and to prevent any sale or forfeiture of any Unit Premises, Unit Improvements, item of Unit FF&E, or Unit or any other amount due by reason of such nonpayment or noncompliance. Agent hereby agrees that Owner may assign such security provided by Agent to any Assignee.

          (c) At least ten (10) days prior to the commencement of any Permitted Contest, Agent shall notify Owner in writing thereof if the amount in contest exceeds $100,000, and shall describe such proceeding in reasonable detail. In the event that a taxing authority or subdivision thereof proposes an additional assessment or levy of any tax for which Agent is obligated to reimburse Owner under this Agreement, or in the event that Owner is notified of the commencement of an audit or similar proceeding which could result in such an additional assessment, then Owner shall in a timely manner notify Agent in writing of such proposed levy or proceeding.

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

17.         SALE OR ASSIGNMENT BY OWNER

          (a) Except as otherwise expressly provided in this Section, Owner shall not assign, convey or otherwise transfer any of its right, title and interest in, to and under this Agreement. Owner shall have the right to obtain equity and debt financing for the acquisition and ownership of any Unit Premises, Unit Improvements, Unit FF&E, and Unit by mortgaging or assigning or granting a lien on or security interest in its right, title and interest in any or all amounts due from Agent or any third Person under this Agreement or in the foregoing assets; provided, that any such mortgage, assignment or grant shall be subject to the rights and interests of Agent under this Agreement.

          (b) Any Assignee shall, except as otherwise agreed by Owner and Assignee, have all the rights, powers, privileges and remedies of Owner hereunder, and Agent's obligations as between itself and such Assignee hereunder shall not be subject to any claims or defense that Agent may have against Owner. Upon written notice to Agent of any such assignment, Agent shall thereafter make payments of any and all sums due hereunder to Assignee, to the extent specified in such notice, and such payments shall discharge the obligation of Agent to Owner hereunder to the extent of such payments. Anything contained herein to the contrary notwithstanding, no Assignee shall be obligated to perform any duty, covenant or condition required to be performed by Owner hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of Owner.

18.         GENERAL CONDITIONS

          The following conditions shall be applicable throughout the term of this Agreement:

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

2    SURVIVAL.  All indemnities, representations and warranties, and the obligation to pay Additional Rent (as defined in the Lease) shall survive the expiration or other termination hereof.

3              NO WAIVERS.  No advance hereunder shall constitute a waiver of any provision hereof, including, without limitation, of any of the conditions of Owner's obligation to make further advances nor, in the event Agent is unable to satisfy any such condition, shall any waiver of such condition have the effect of precluding Owner from thereafter declaring such inability to be an Event of Default as herein provided. Any advance made by Owner and any sums expended by Owner pursuant to this Agreement shall be deemed to have been made pursuant to this Agreement, notwithstanding the existence of an uncured Event of Default.
No advance at a time when an Event of Default exists shall constitute a waiver of any right or remedy of Owner existing by reason of such Event of Default, including, without limitation, the right to refuse to make further advances.

4              OWNER AND ASSIGNEE SOLE BENEFICIARIES.  All conditions of the obligation of Owner to make advances hereunder are imposed solely and exclusively for the benefit of Owner and Assignee and their assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Owner will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Owner, with the consent of Assignee, at any time if in its sole discretion, it deems it advisable to do so. Inspections and approvals of any Unit Plans, Unit Premises, Unit Improvements, Unit FF&E, and Unit and the workmanship and materials used therein impose no responsibility or liability of any nature whatsoever on Owner, and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by Owner for any reason. Owner's sole obligation hereunder is to make the advances if and to the extent required by this Agreement.

5              NO OFFSETS, ETC.  The obligations of Agent to pay all amounts payable pursuant to this Agreement and to purchase a Unit hereunder shall be absolute and unconditional under any and all circumstances of any character, and such amounts shall be paid without notice, demand, defense, setoff, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. The obligation of Agent to lease or sublease and pay Basic Rent (as defined in the Lease) for a Unit upon Substantial Completion is without any warranty or representation, express or implied, as to any matter whatsoever on the part of Owner or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them.

          AGENT HAS SELECTED AND SHALL SELECT ALL UNIT PREMISES, UNIT IMPROVEMENTS, UNITS AND ITEMS OF UNIT FF&E CONSTRUCTED, ACQUIRED OR ORDERED ON THE BASIS OF ITS OWN JUDGMENT. NEITHER OWNER NOR ANY ASSIGNEE NOR ANY AFFILIATE OF EITHER, NOR ANYONE ACTING ON BEHALF OF ANY OF THEM, MAKES ANY REPRESENTATION OR


                                       (i)

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY




WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC, OF ANY UNIT PREMISES, UNIT IMPROVEMENTS, UNIT, OR ITEM OF UNIT FF&E, OR AS TO WHETHER ANY UNIT PREMISES, UNIT IMPROVEMENTS, UNIT, OR ITEM OF UNIT FF&E, OR THE OWNERSHIP, USE, OCCUPANCY OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND.

          AS BETWEEN OWNER AND AGENT, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON, AGENT ASSUMES ALL RISKS AND WAIVES ANY AND ALL DEFENSES, SET-OFFS, DEDUCTIONS, COUNTERCLAIMS (OR OTHER RIGHTS), EXISTING OR FUTURE, TO ITS OBLIGATION TO PAY ALL AMOUNTS PAYABLE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY RELATING TO:

          (A) THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER QUALITY OR CHARACTERISTIC OF ANY UNIT PREMISES, UNIT IMPROVEMENTS, UNIT, OR ITEM OF UNIT FF&E, LATENT OR NOT;

          (B) ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, DEFENSE OR OTHER RIGHT WHICH AGENT MAY HAVE AGAINST OWNER, ANY ASSIGNEE, OR ANY INDEMNIFIED PERSON FOR ANY REASON WHATSOEVER ARISING OUT OF THIS OR ANY OTHER TRANSACTION OR MATTER;

          (C) ANY DEFECT IN TITLE OR OWNERSHIP OF ANY UNIT PREMISES, UNIT IMPROVEMENTS, OR UNIT OR ANY TITLE ENCUMBRANCE NOW OR HEREAFTER EXISTING WITH RESPECT TO THE UNIT PREMISES, UNIT IMPROVEMENTS, UNIT, OR ITEMS OF UNIT FF&E;

          (D) ANY FAILURE OR DELAY IN DELIVERY OR ANY LOSS, THEFT OR DESTRUCTION OF, OR DAMAGE TO, ANY UNIT PREMISES, UNIT IMPROVEMENTS, UNIT, OR ITEM OF UNIT FF&E IN WHOLE OR IN PART, OR CESSATION OF THE USE OR POSSESSION OF ANY UNIT PREMISES, UNIT IMPROVEMENTS, UNIT, OR ITEM OF UNIT FF&E BY AGENT FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF ANY UNIT PREMISES, UNIT IMPROVEMENTS, ITEM OF UNIT FF&E OR UNIT, IN WHOLE OR IN PART;

          (E) ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE USE, OWNERSHIP, OCCUPANCY OR POSSESSION OF THE UNIT PREMISES, UNIT IMPROVEMENTS, UNIT, OR ITEMS OF UNIT FF&E BY AGENT;


                                      (ii)

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

          (F) ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST AGENT OR OWNER OR ANY ASSIGNEE;

          (G) ANY FAILURE TO OBTAIN, OR EXPIRATION, SUSPENSION OR OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES, PERMITS, CONSENTS, AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS; OR

          (H) ANY OTHER CIRCUMSTANCES OR HAPPENING WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING.

          AGENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS AGREEMENT EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF. The making of payments under this Agreement by Agent shall not be deemed a waiver of any claim or claims that Agent may assert against Owner or any other person. Owner agrees to repay Agent amounts paid to Owner to the extent such payments were made in error and were not required by any of the terms or provisions hereof.

6              NO RECOURSE.  Owner's obligations hereunder are intended to be the obligations of the limited partnership and of the corporation which is the general partner thereof only and no recourse for the payment of any amount due under this Agreement or the Construction Documents, or for any claim based thereon or otherwise in respect thereof, shall be had against any limited partner of Owner or any incorporator, shareholder, officer, director or Affiliate, as such, past, present or future, of such corporate general partner or of any corporate limited partner or of any successor corporation to such corporate general partner or any corporate limited partner of Owner, or against any direct or indirect parent corporation of such corporate general partner or of any limited partner of Owner or any other subsidiary or Affiliate or any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or Affiliate, it being understood that Owner is a limited partnership formed for the purpose of the transactions involved in and relating to this Agreement, the Lease and the Construction Documents on the express understanding aforesaid. Nothing contained in this subsection 18.5 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Agreement, the Lease and the Construction Documents and any other documents referred to herein, of rights and remedies against the limited partnership or the corporate general partner of Owner or the assets of the limited partnership or the corporate general partner of Owner.

7              NOTICES.


                                      (iii)

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY


          (a) All notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder or under any other instrument, certificate or other document delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (i) if delivered in person, (ii) if sent by express courier service (including, without limitation, Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services),
(iii) in the event overnight delivery services are not readily available, if mailed by international airmail, postage prepaid, registered or certified with return receipt requested, or (iv) if sent by telecopy and confirmed; provided, that in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clauses (i), (ii) or
(iii) of paragraph (a) of this subsection 18.6. All notices shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

          If to Owner:

          Virtual Funding, Limited Partnership

          c/o ML Leasing Equipment Corp.
            Project and Lease Finance Group
          North Tower - 27th Floor
          World Financial Center
          250 Vesey Street
          New York, New York  10281-1327

          Attention:     Jean M. Tomaselli
          Telephone:     (212) 449-7925
          Telecopy:      (212) 449-2854

With a copy of all notices under this subsection 18.6 to be simultaneously given, delivered, or served to Gary Carlin at the following address:

          ML Leasing Equipment Corp.
          Controller's Office
          World Financial Center
          South Tower - 8th Floor
          225 Liberty Street
          New York, New York  10080-6108


                                      (iv)

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

          If to Agent:

          Silicon Graphics Real Estate, Inc.
          2011 North Shoreline Blvd.
          Mountain View, CA  94043-1389
          Attention:     Treasury
          Telephone:     (415) 960-1980
          Telecopy:      (415) 964-5215

          With a copy to:

          Silicon Graphics Real Estate, Inc.
          2011 North Shoreline Blvd.
          Mountain View, CA  94043-1389
          Attention:     Legal Services
          Telephone:     (415) 960-1980
          Telecopy:      (415) 965-1586

With a copy of all notices under this subsection 18.6 to any Assignee at such address as such Assignee may specify by written notice to Owner and Agent.

          (b) Owner shall within five (5) Business Days give to Agent a copy of all notices received by Owner pursuant to any Credit Agreement and any other notices received with respect to any Unit Premises, Unit Improvements, item of Unit FF&E, or Unit.

8               MODIFICATIONS.  Neither this Agreement nor any provision hereof may be changed, waived or terminated, orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver or termination is sought.

9               RIGHTS CUMULATIVE.  All rights, powers and remedies herein given to Owner are cumulative and not alternative, and are in addition to all statutes or rules of law; any forbearance or delay by Owner in exercising the same shall not be deemed to be a waiver thereof, and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Owner. All representations and covenants by Agent shall survive the making of the advances, and the provisions hereof shall be binding upon and inure to the benefit of the respective successors and permitted assigns, if any, of the parties hereto. Agent may not, however, assign its rights or obligations as agent hereunder except in accordance with
Section 19 of this Agreement.

10              GOVERNING LAW AND WAIVER OF JURY TRIAL.  THIS AGREEMENT HAS BEEN
EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. AGENT AND OWNER AGREE THAT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAWS


                                       (v)

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY


OF THE STATE OF NEW YORK, THIS AGREEMENT, AND THE RIGHTS AND DUTIES OF AGENT AND OWNER HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. AGENT HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTIES, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, AGENT HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURT.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, AGENT AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. AGENT AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. OWNER AND AGENT EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. OWNER AND AGENT ACKNOWLEDGE THAT THE PROVISIONS OF THIS SUBSECTION 18.9 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

11              CAPTIONS.  The captions in this Agreement are for convenience of reference only, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


                                      (vi)

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY

19.          ASSIGNMENT BY AGENT.

          (a) So long as no Event of Default has occurred and is continuing, Agent may, upon thirty (30) days' prior written notice to Owner and any Assignee and subject to the terms and conditions of this Agreement, assign all of its rights and the performance of obligations hereunder to any Affiliate of Guarantor (but not the Guarantor) (provided that Guarantor shall own directly or indirectly not less than 90% of the outstanding shares of common stock of such Affiliate) and upon such assignment be released from any liability or obligation hereunder; provided that such assignment shall be subject to the satisfaction of the following conditions:

          (i) Owner and any Assignee shall have received a certificate of a Responsible Officer of Guarantor certifying that Guarantor owns, directly or indirectly, not less than 90% of the outstanding shares of the common stock of such Affiliate.

          (ii) Owner and any Assignee shall have received a Reaffirmation of Guarantee in the form of Schedule A to the Assignment and Assumption Agreement, together with an opinion of counsel in form and substance reasonably satisfactory to Owner and any Assignee, which opinion shall state, in addition to addressing matters in respect of the Guaranty and the Guarantor, that such Affiliate's obligations under the Lease and this Agreement are valid, binding and enforceable according to their terms, subject to customary exceptions.

          (iii)Such Affiliate shall have executed and delivered a Consent in form and substance reasonably satisfactory to Owner and any Assignee.

          (iv) Owner and any Assignee shall have received a certificate of a Responsible Officer of such Affiliate to the effect set forth in
               Section III of the Assignment and Assumption Agreement.

          (v) Such Affiliate and Agent shall execute an Assignment and Assumption Agreement.


                                      (vii)

                                                             THIS AGREEMENT FOR
                                                          LEASE IS CONFIDENTIAL
                                                                AND PROPRIETARY


          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                              Virtual Funding, Limited Partnership by
                              Virtual Capital, Inc., its
                              General Partner

                              By _________________________
                                  Name:
                                  Title:


                              Silicon Graphics Real Estate, Inc.


                              By _________________________
                                  Name:
                                  Title:




                                     (viii)